Exhibit 10.1

ASSET PURCHASE AGREEMENT

BETWEEN

SMOOFI, INC.

and its subsidiaries

AND

GANDTEX, INC.

October 3, 2016

ASSET PURCHASE AGREEMENT

This asset Purchase Agreement (this "Agreement") is entered into effective as of October 3, 2016, by and between SmooFi, Inc., a Nevada corporation ("SMFI"), through its subsidiary ('SMFI SUB"), and Gandtex, LLC, a Texas Limited Liability Company ("GANDTEX"). SMFI, SMF1 SUB and GANDTEX are referred to collectively herein as the "Parties."

This Agreement contemplates a transaction in which SMFI will purchase certain of the assets of GANDTEX in exchange for shares of SMFI.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations warranties and covenants herein contained, the Parties agree as follows.

1.	Definitions.

"Acquired Assets" means all right. title, and interest in and to all of the assets of GANDTEX, including all of its (a) personal property, furniture, telephones, computers, servers, printers, office machines, furnishings, trade fixtures, and all other tangible personal property owned by GANDTEX of any of its Subsidiaries or used in or associated with the business of GANDTEX or its Subsidiaries, or used in connection with the ownership or operation of the business of GANDTEX or its Subsidiaries. (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions. (c) leases, subleases, and rights thereunder, (d) agreements, contracts, indentures., mortgages, instruments, Liens, guaranties, other similar arrangements, and rights thereunder, (c) accounts, notes, and other receivables, (f) securities (including the capital stock in its Subsidiaries). (g) claims. deposits, prepayments, refunds, causes of action, chows in action, rights of recovery, rights of set off; and rights of recoupment (including any such item relating to the payment of Taxes), (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (i) books, records, ledgers, files, documents. correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (j) Cash; provided. however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of GANDTEX as a corporation, (ii) any of the rights of GANDTEX under this Agreement (or under any side agreement between GANDTEX on the one hand and SMFI on the other hand entered into on or after the date of this Agreement), or (iii) any ownership or equivalent rights of GANDTEX in any of their Subsidiaries, if any. The Acquired Assets are more fully described in EXHIBIT "A" attached hereto and incorporated herein by, reference.

"Affiliate' means, with respect to any Patty, any Person that controls, is controlled by, or who is under common control with such Party.

"Affiliated Group" means any affiliated group within the meaning, of Code §1504(a) or any similar group defined under a similar provision of state, local, or foreign law,

"Agreement with Gandy" means the Agreement with James B. Gandy entered into concurrently herewith.

"Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Chase Bank, N.A. plus two percent per annum.

"Assumed Liabilities" means only those Liabilities of GANDTEX as specifically set forth in exhibit "B" attached hereto and shall not include (i) any Liability of GANDTEX for Taxes, (ii) any Liability of GANDTEX for income, transfer. sales. use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because

2

GANDTEX is transferring the Acquired Assets), (iii) any Liability of GANDTEX for the unpaid Taxes of any Person under Reg. §I.1502-6 (or any similar provision of state, local. or foreign law), as a transferee or successor, by contract, or otherwise, (iv) any obligation of GANDTEX to indemnify any Person (including any of GANDTEX Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of GANDTEX or any of its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director. officer, employee, or agent of another entity (whether such indemnification is for judgments, damages. penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement. or otherwise). (v) any Liability of GANDTEX for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (vi) any Liability or obligation of GANDTEX under this Agreement (or under any side agreement between GANDTEX on the one hand and SMFI on the other hand entered into on or after the date of this Agreement), (vii) any Liability with respect to any Employee Benefit Plan, payroll taxes, or other employment-related withholdings.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

"SMFI" has the meaning set forth in the preface above.

"Closing" has the meaning set forth in §2(c) below.

"Closing Date" has the meaning set forth in §2(e) below.

“Code" means the Internal Revenue Code of 1986, as amended.

"Disclosure Schedule" has the meaning set forth in §3 below.

"Employee Benefit Plan” means any "employee benefit plan" (as such terra is defined pursuant to the Employee Retirement Income Security Act of 1974, as amended, including any other material employee benefit plan, program or arrangement of any kind.

"Environmental, Health, and Safety Requirements" shall mean all federal, state. local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including. without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise., or radiation, each as amended and as now or hereafter in effect.

"Financial Statements” has the meaning set forth in §3(g) below.

"GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

3

“Intellectual Property” means all of Acquired Assets as set forth in EXHIBIT "A", as they may extend now or in the future in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals m connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works an all applications. registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques. technical data, designs, drawings, specifications. customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code. executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium.

"Knowledge" means actual knowledge after reasonable investigation.

"Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which GANDTEX or any of its Subsidiaries holds any leasehold interest in Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf-of GANDTEX or any of its Subsidiaries thereunder.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

"Material Adverse Effect" or "Material Adverse Chang” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results. operations, or business prospects of GANDTEX and its Subsidiaries or parent corporation, taken as a whole, or on the ability of GANDTEX to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether SMFI has knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of GANDTEX and its Subsidiaries, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the Nevada Stock Exchange, American Stock Exchange, or Nasdaq National Market for a period in excess of three hours or any decline of either the Dow Jones Industrial Average or the Standard &. Poor's Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date hereof), (d) changes in United States generally accepted accounting principles. (e) changes in law, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

4

"Most Recent Financial Statements" has the meaning set forth in §3(g) below.

“Most Recent Fiscal Month End" has the meaning set forth in §3(g) below.

“Most Recent Fiscal Year End” has the meaning set forth in §3(g) below.

“Note” has the meaning set forth in §2(c) below.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency. or political subdivision thereof).

"Purchase Price" has the meaning set forth in §2(c) below.

“Real Property" means all land, together with all buildings, structures, improvements, and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring, and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto.

"Securities Act" means the Securities Act of 1933, as amended.

"Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association. or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

"Tax" or “Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits environmental (including taxes under Code §59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

5

2.	Basic Transaction.

(a)                Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, SMFI through SMFI SUB, agrees to purchase from GANDTEX, and GANDTEX agrees to sell, transfer, convey, and deliver to SMFI SUB, all of the Acquired Assets at the Closing for the consideration specified below in this §2. All of the Acquired Assets will be owned by SMFI SUB, a wholly-owned subsidiary of SMFI.

(b)               Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, SMFI agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Parties agree and acknowledge that SMFI will not assume of have any responsibility with respect to any other obligation or Liability of GANDTEX not expressly included within the definition of Assumed Liabilities.

(c)                Purchase Price. SMFI agrees to pay to GANDTEX at the Closing ten million (10,000.000) shares of its Series B Convertible preferred Stock (the “Shares” or the “Purchase Price”). The conversion rights and characteristics of the Shares are Paragraph 2 (g) below.

(d)               Initial Promissory Note. GANDTEX will issue a promissory note at Closing to SMFI for $25,000 that was loaned to GANDTEX by SMFI on the date of the promissory note as detailed in Exhibit "C" attached herewith.

(e)                Second Promissory Note. SMFI will loan its subsidiary holding all of the Acquired Assets the funds necessary to complete the Trials (as defined herein) pursuant to the Budget (as defined below) within 60 days following the Closing Date (as defined herein) in exchange for a Promissory Note in a similar the form of the Initial Promissory Note (the “Secondary Promissory Note", detailed in the attached "Exhibit "D". This Second Promissory Note is conditioned upon the approval of the budget being formulated by James Gandy in concert with SMFI (the "Budget") to complete the protocol required number of animal trials to qualify under applicable Food and Drug Administration ("FDA") rules to conduct human trials, if and as necessary, to commercialize the Acquired Assets, including but not limited to the patent, business plan, and Gandy process as detailed in the "Business Plan" attached hereto as "Exhibit E". The Budget must be approved by SMFI.

(f)                Duplitrans License Termination; Transfer of Test Results and Backup Data. As a condition of this acquisition GANDTEX terminate the current License Agreement granted to Duplitrans, Inc., a Texas corporation (“Duplitrans”), and transfer the animal test results conducted so far by GANDTEX and Duplitrans, together with and backup data, to SMFI and SMFI SUB.

(g)                Conversion of the Shares. The holders of the Series B Preferred Stock will be able to convert their shares of Series B Preferred Stock into shares of Common Stock of SMFI based upon the percentage of the pro-forma net income projections are reached by SMFI and its subsidiaries during the two (2) year term following the Closing of this Agreement. This calculation will be made by multiplying the percentage of the pro-forma net income projections (detailed in Exhibit “E”) that are achieved by $1.00 per Share. This value per share is then divided by the 90 day trailing average of the Bid price of the common stock of SMFI as quoted by www.otcmarkets.com. The result of this calculation will provide the number of shares of common stock received upon conversion of each share of Preferred Series B stock. The formula of this calculation is:

% of proforma net income projections X $1.00 per share of Preferred B)	-	Number of Shares of Common Stock upon Conversion per share of Preferred B
90 day trailing average of the price of SMFI as quoted by otcmarkets.com

6

For example: If SMFI only achieves 50% of its pro-form net income projections and the 90 day trailing average of the price of the common stock of SMFI as quoted by otcmarkets.com is $1.00 per share then the shareholder would only receive .5 shares of common stock for every 1 share of Series B Preferred Stock

(h)               Condition of Conversion. As a condition of Conversion of the Shares SMFI SUB, post-acquisition of the Acquired Assets, must meet at least Fifty percent (50%) of the pro-forma net income projections as detailed in the Business Plan as Exhibit “E”.

(i)                 James Gandy Agreement. James B. Gandy ("Gandy") agrees to enter into an Employment Agreement or Consulting Agreement with SMFI SUB, on terms and conditions as the two Parties may mutually agree, pursuant to which Gandy, together with a representative of SMFI, will supervise the Trials. During the period while are conducting their respective Due Diligence, SMFI shall pay Gandy Five (5) Thousand Dollars for his assistance in assisting SMFI SUB and SMFI in the scheduling of the resumption of the Trials (the “Interim Retainer”). This Interim Retainer shall be paid to Gandy as the parties may mutually agree until the Closing Date and the execution of the definitive Employment/Consulting Agreement between Gandy and SMFI SUB.

(j)                 SMEI Subsidiary Board of Directors. The board of directors for the SMFI subsidiary holding the Acquired Assets shall be made up of Gandy and the two (2) individuals, one (1) a member of the SMFI Board of Directors and a third to be elected by Gandy and the SMFI Representative.

(k)               Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of SMFI on such date as the Parties may mutually determine (the “Closing Date”).

(l)                 Deliveries at Closing. At the Closing, (i) SMFI will issue the Shares to SMFI SUB (ii) GANDTEX will deliver to SMFI SUB the various certificates, instruments, Exhibits and documents referred to in this Agreement, (iii) SMFI SUB will deliver to GANDTEX the Purchase Price; (iv) GANDTEX will execute or acknowledge (if appropriate), and deliver to SMFI SUB such instruments of sale, transfer, conveyance. and assignment as SMFI and its counsel reasonably may request; and (v) SMFI will execute or acknowledge (if appropriate), and deliver to GANDTEX such instruments of assumption as GANDTEX and its counsel reasonably may request.

(m)             Allocation. SMFI shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code §1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon GANDTEX. SMFI shall deliver such allocation to GANDTEX within 60 days after the Closing Date. SMFI and GANDTEX and their Affiliates shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by SMFI. GANDTEX shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as SMFI may reasonably request to prepay such allocation. Neither SMFI nor GANDTEX shall take any position (whether in audits, tax returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Law.

3.                  GANDTEX’s Representations and Warranties. GANDTEX represents and warrants to SMFI that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3), except as set forth in any of the Exhibits accompanying this Agreement and initialed by the Parties (each a “Disclosure Schedule”).

(a)                Organization of GANDTEX. GANDTEX is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the state of Texas.

7

(b)               Authorization of Transaction. GANDTEX has full power and authority (including full corporate power or other entity and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Manager of GANDTEX has duly authorized the execution, delivery, and performance of this Agreement by GANDTEX. This Agreement constitutes the valid and legally binding obligation of GANDTEX, enforceable in accordance with its terms and conditions.

(c)                Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GANDTEX or any of its Subsidiaries is subject or any provision of the charter or bylaws of GANDTEX or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which GANDTEX or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Neither GANDTEX nor any of Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in §2 above).

(d)               Brokers’ Fees. GANDTEX has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SMFI could become Liable or obligated. GANDTEX's Subsidiaries do not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e)                Title to Assets. GANDTEX and its Subsidiaries, if any, have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, GANDTEX has good and marketable title to all of the Acquired Assets, free and clear of any Liens or restriction on transfer.

(f)                Subsidiaries. Exhibit “F” sets forth for GANDTEX, and all of its Subsidiaries, if any (i) its name and jurisdiction of incorporation. (ii) the number of Membership Interests or shares of authorized capital stock of each class of its capital stock, as the case may be, (iii) the number of issued and outstanding Membership Interests or shares of each class of its capital stock, the names of the holders thereto, and the number of shares held by each such holder, (iv) the number of Membership Interests or shares of its capital stock held in treasury, and (v) its directors and officers. Each Subsidiary of GANDTEX is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. GANDTEX, for itself and for each Subsidiary, represents that it is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. GANDTEX, for itself and for each Subsidiary, represents that it has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(g)                Financial Statements. Attached hereto as Exhibit “G” are the following financial statements (collectively the “Financial Statements”); (i) unaudited consolidating balance sheets and statements of income for GANDTEX and its Subsidiaries, if any, as of and for the fiscal years from inception through the fiscal year ended December 31, 2015 (the “Most Recent Fiscal Year End”); and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in

8

stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the one month ended June 30, 2016 (the “Most Recent Fiscal Month End”). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of GANDTEX and its Subsidiaries, if any, for such periods. are correct and complete, and are consistent with the books and records of GANDTEX and their Subsidiaries, if any (which books and records are correct and complete).

(h)               Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

(i)            neither GANDTEX nor any of its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii)            neither GANDTEX nor any of its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

(iii)            no party (including GANDTEX and any of its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which GANDTEX or any of its Subsidiaries is a party or by which any of them is bound;

(iv)            neither GANITIEX nor any of its Subsidiaries has imposed or permitted to exist any Lien upon any of its assets, tangible or intangible;

(v)            neither GANDTEX nor any of its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

(vi)            neither GANDTEX nor any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

(vii)            neither GANDTEX nor any of its Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

(viii)            neither GANDTEX nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix)            neither GANDTEX nor any of its Subsidiaries has cancelled, compromised, waived. or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

(x)            neither GANDTEX nor any of its Subsidiaries has transferred, assigned, or granted any license or sublicense of any tights under or with respect to any Intellectual Property;

(xi)            there has been no change made or authorized in the charter or bylaws of GANDTEX or any of its Subsidiaries;

9

(xii)            neither GANDTEX nor any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital steel, or panted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii)            neither GANDTEX nor any of its Subsidiaries has declared., set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv)            neither GANDTEX nor any of its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv)            neither GANDTEX nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvi)            neither GANDTEX nor any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xvii)            neither GANDTEX nor any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business:

(xviii)            neither GANTEX nor any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(xix)            neither GANDTEX nor any of its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xx)            neither GANDTEX nor any of its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business:

(xxi)            neither GANDTEX nor any of its Subsidiaries has paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses GANDTEX has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

(xxii)            there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving GANDTEX or any of its Subsidiaries;

(xxiii)            neither GANDTEX nor any of its Subsidiaries has discharged a material Liability or Lien outside the Ordinary Course of Business;

(xxiv)            neither GANDIEX nor any of its Subsidiaries has made any loans or advances of money,

(xxv)            neither GANDTEX nor any of its Subsidiaries has disclosed any Confidential Information; and

(xxvi)            neither GANDTEX nor any of its Subsidiaries has committed to any of the foregoing.

10

(i)                 Undisclosed Liabilities. Neither GANDTEX nor any of its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(j)                 Legal Compliance. GANDTEX, each of its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(k)               Tax Matters.

(i)            GANDTEX and each of its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by GANDTEX or any of its Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been paid. Neither GANDTEX nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where GANDTEX or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of GANDTEX and any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)            GANDTEX and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, auditor, Member, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii)            No GANDTEX Member, and no director or officer or employee responsible for Tax matters) of GANDIEX or any Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of GANDTEX and any of its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of GANDTEX Stockholders and the directors and officers (and employees responsible for Tax matters) of GANDTEX or its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. §3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to GANDTEX and any of its Subsidiaries for taxable periods ended on or after December 31. 2015.

(iv)            Neither GANDTEX nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v)            The unpaid Taxes of GANDTEX and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of GANDTEX and its Subsidiaries in filing their Tax Returns.

(l)                 Real Property.

(i)            GANDTEX does not own or hold any equitable interest in any Real property.

11

(ii)                        GANDTEX has provided, or will provide to SMFI before the Closing Date each Lease to which GANDTEX is subject With respect to each such Lease:

(A)        such Lease is legal, valid, binding, enforceable and in full force and effect;

(B)        the transaction contemplated by this Agreement does not require the consent of any other party to such Lease, will nor result in a breach of or default under such Lease, and will not otherwise cause such Lease to cam to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

(C)        neither GANDTEX nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

(D)        the other party to such Lease is not an Affiliate of and otherwise does not have any economic interest in, GANDTEX: and

(E)         GANDTEX has not subleased, licensed or otherwise grunted any Person the right to use or occupy the real property, facilities, office space, or any portion thereof that is the subject of the Lease.

(m)             Intellectual Property.

(i)            GANDTEX and its Subsidiaries own or possess or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of GANDTEX and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by GANDTEX or its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by SMFI on identical terms and conditions immediately subsequent to the Closing hereunder. GANDTEX and its Subsidiaries have taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii)            Neither GANDTEX nor any of its Subsidiaries have interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and no stockholder of GANDTEX, or any director or officer (or employee with responsibility for Intellectual Property matters) of GANDTEX or any of its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that GANDTEX or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

(n)               Contracts. Exhibit H attached hereto lists the following contract's and other agreements to which GANDTEX or any of its Subsidiaries is a party, which cannot be terminated at or within thirty (30) days following the Closing Date:

(i)            any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

(ii)            any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to GANDTEX or any of its Subsidiaries, or involve consideration in excess of $25,000;

12

(iii)            any agreement concerning a partnership or joint venture;

(iv)            any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Lien On any of its assets, tangible or intangible;

(v)            any agreement concerning confidentiality or non-competition;

(vi)            any agreement involving any of GANDTEX Members and their Affiliates (other than GANDTEX and its Subsidiaries);

(vii)            any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii)            any agreement for the employment of any individual on a full-time, part-time, consulting. or other basis providing annual compensation in excess of $75,000 or providing severance benefits;

(ix)            any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary Course of Business;

(x)            any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(xi)            any agreement under which GANDTEX or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $25,000; or

(xii)            any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

GANDTEX has delivered to SMFI a correct and complete copy of each written agreement listed in Exhibit “H” (as may be amended subsequent to the date hereof but in no event following Closing) and a written summary setting forth the terms and conditions of each oral agreement, if any, to which GANDTEX or any of its Subsidiaries are a party. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(o)               Notes and Accounts Receivable. All notes and accounts receivable of GANDTEX and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their rewarded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of GANDTEX and its Subsidiaries.

(p)               Powers of Attorney. There are no outstanding powers of attorney executed behalf of GANDTEX or any of its Subsidiaries.

13

(q)               Insurance. §3(q) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which GANDTEX or any of its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

(i)            the name, address, and telephone number of the agent;

(ii)            the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii)            the policy number and the period of coverage:

(iv)            the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v)            a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding. enforceable, and in full force and effect (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above); (C) neither GANDTEX nor any of its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof GANDTEX and each of its Subsidiaries has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §3(q) of the Disclosure Schedule describes any self-insurance arrangements affecting GANDTEX or any of its Subsidiaries.

(r)              Litigation. Exhibit “I” attached hereto sets forth each instance in which GANDTEX or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any GANDTEX Stockholder or any director or officer (or employee with responsibility for litigation matters) of GANDTEX or its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, bearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in §3(r) of the Disclosure Schedule could result in any Material Adverse Change. No GANDTEX Stockholder and no director or officer (or employee with responsibility for litigation matters) of GANDTEX or any Subsidiary has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against GANDTEX or any of its Subsidiaries or that there is a basis for the foregoing.

(s)                             Employees. To the Knowledge of any GANDTEX Stockholder or any director or officer (or employee with responsibility for employment matters) of GANDTEX or its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with GANDTEX or any of its Subsidiaries. Neither GANDTEX nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither GANDTEX nor any of its Subsidiaries has committed any unfair labor practice. No GANDTEX Stockholder and no director or officer (or employee

14

with responsibility for employment matters) of GANDTEX or any Subsidiary has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of GANDTEX or any of its Subsidiaries.

(t)              Employee Benefits. Neither GANDTEX nor any of its Subsidiaries has contributed to, maintains, or has any obligation in respect of any Employee Benefit Plan.

(u)            Guaranties. Neither GANDTEX nor any of its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

(v)            Environmental, Health and Safety Matters. GANDTEX, each of its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements.

(w)           Certain Business Relationships With GANDTEX and Its Subsidiaries. Neither GANDTEX Members nor any of their Affiliates, including the GANDTEX Members, directors, officers, employees, and GANDTEX’s Subsidiaries’ Members, directors, officers, employees, and Members/shareholders has been involved in any business arrangement or relationship with GANDTEX or any of its Subsidiaries within the past 12 months, and none of GANDTEX Members and their Affiliates, GANDTEX directors, officers, employees and Members, and GANDTEX’s Subsidiaries’ directors, officers, employees, and Member/shareholders owns any asset, tangible or intangible, which is used in the business of GANDTEX or any of its Subsidiaries.

(x)            Disclosure The representations and warranties contained in this §3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §3 not misleading.

4.               SMFI Representations and Warranties. SMFI represents and warrants to GANDTEX (and to GANDTEX Stockholders for purposes of the Agreement with GANDTEX Stockholders) that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §-4), except as set forth herein, or in Exhibits provided to GANDTEX subsequent to the date hereof but prior to the Closing.

(a)             Organization of SMFI. SMFI is a corporation duly organized, validly existing, and in good standing under the laws of Florida.

(b)            Authorization of Transaction. SMFI has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation or SMFI, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by SMFI.

(c)             Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in §2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SMFI is subject or any provision of its charter, bylaws, or other governing documents or (ii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SMFI is a party or by which it is bound or to which any of its assets is subject. SMFI does not need to give any notice to, make any filing with, or obtain any authorization consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in §2 above).

15

(d)            Brokers’ Fees. SMFI has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which GANDTEX could become liable or obligated.

5.               Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)             General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable m order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in §6 below).

(b)            Notices and Consents. GANDTEX will give (and will cause each of its Subsidiaries to give) any notices to third parties, and GANDTEX will use its reasonable best efforts (and will cause each of its Subsidiaries to use its reasonable best efforts) to obtain any third party consents or acknowledgements, as the case may require, referred to in §3(c) above and the items set forth herein or in the Exhibits hereto. Each of the Parties will (and GANDTEX will cause each of its Subsidiaries to) give any notices to, make any filings with, and use his, her, or its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(c) and §4(c) above.

(c)             Operation of Business. GANDTEX will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, GANDTEX will not (and will not cause or permit any of its Subsidiaries to) (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses (GANDTEX has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in §3(b) above.

(d)            Preservation of Business. GANDTEX will keep (and will cause each of its Subsidiaries to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

(e)             Full Access. GANDTEX will permit (and will cause each of its Subsidiaries to permit) representatives of SMFI to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to GANDTEX and each of its Subsidiaries.

(f)             Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g)             Exclusivity. GANDTEX will not (and GANDTEX will not cause or permit any of its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of GANDTEX or any of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or

16

attempt by any Person to do or seek any of the foregoing. GANDTEX will notify SMFI immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(h)            Leases. Neither GANDTEX nor any of its Subsidiaries shall amend, modify, extend, renew or terminate any Lease, nor shall GANDTEX or any of its Subsidiaries enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, without the prior written consent of SMFI.

6.	Conditions to Obligation to Close.

(a)             Conditions to SART Obligation. SMFI obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)            the representations and warranties act forth in §3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii)            GANDTEX shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as "material" and "Material Adverse Effect," in which case GANDTEX shall have performed and complied with all of such covenants in all respects through the Closing;

(iii)            GANDTEX and its Subsidiaries shall have procured all of the third party consents specified in §5(b) above, including but not limited to the termination of any and all licenses or other granted rights for the use or development of the Acquired Assets.

(iv)            no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of SMFI to own the Acquired Assets and to proceed with the Trials;

(v)            GANDTEX shall have delivered to SMFI a certificate to the effect that each of the conditions specified above in §6(a)(i)-(iv) is satisfied in all respects;

(vi)            SMFI shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the acquired businesses after the Closing;

(vii)            all actions to be taken by GANDTEX in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to SMFI;

SMFI may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the closing

(b)               Conditions to GANDTEX's Obligation. GANDTEX’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

17

(i)            the representation and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as “material” and “Material Adverse Effect;” in which case such representations and warranties shall be true and correct in all respects at and as of the Closing Date;

(ii)            SMFI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by teams such as “material” and “Material Adverse Effect,” in which case SMFI shall have performed and complied with all of such covenants in all respects through the Closing;

(iii)            no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv)            all actions to be taken by SMFI in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to GANDTEX.

GANDTEX may waive any condition specified in this §fi(b) if it executes a writing so stating at or prior to the Closing.

7.	Termination.

(a)                Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i)            SMFI and GANDTEX may terminate this Agreement by mutual written consent at any time prior to the Closing:

(ii)            SMFI may terminate this Agreement by giving written notice to GANDTEX on or before the 30th day following the date of this Agreement if SMFI is not reasonably satisfied with the Budget the conditions of the termination of the license with Duplitrans or any Lease or other contractual rights to the Acquired Assets, or the results of its continuing due diligence as to the activities of GANDTEX and the business, legal, and accounting regarding GANDTEX and its Subsidiaries:

(iii)            SMFI may terminate this Agreement by giving written notice to GANDTEX at any time prior to the Closing (A) in the event GANDTEX has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, SMFI has notified GANDTEX of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before November 30, 2016, by reason of the failure any condition precedent under §6(a) hereof (unless the failure results primarily from SMFI itself breaching any representation, warranty, or covenant contained in this Agreement); and

18

(iv)            GANDTEX may terminate this Agreement by giving written notice to SMFI at any time prior to the Closing (A) in the event SMFI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, GANDTEX has notified SMFI of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2016, by reason of the failure of any condition precedent under §6(b) hereof (unless the failure results primarily from GANDTEX itself breathing any representation, warranty, or covenant contained in this Agreement).

(b)               Effect of Termination. If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

8.	Miscellaneous.

(a)                Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in this Agreement.

(b)               Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise, the other Party prior to making the disclosure).

(c)                No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties; and their respective successors and permitted assigns.

(d)               Entire Agreement. This Agreement, (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(e)                Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that SMFI may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases SMFI nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(f)                Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g)                Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)               Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request., demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent

19

to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

To SMFI and SMFI SUB:

SmooFi Inc.

Attn: Sean Clarke

1031 Calle Recodo

Suite B

San Clemente, CA

Tel: (949) 973-0684

Email: infogsmnoli.corn

With Copy To:

Fred G. Luke

Tel:

Email:

To GANDTEX:

GandTex Inc.

Attn: James Gandy

Tel:

Email:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i)                 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(j)                 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by SMFI and GANDTEX. GANDTEX may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after GANDTEX have approved this Agreement will be subject to the restrictions contained in the Nevada Revised Statutes of the State of Nevada. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

20

(k)               Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending tam or provision in any other situation or in any other jurisdiction.

(l)                 Expenses. Each of SMFI, SMFI SUB and GANDTEX, and their Subsidiaries will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that GANDTEX shall also bear the costs and expenses of GANDTEX and its Subsidiaries (including all of their legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby in the event that the transactions contemplated by this Agreement are consummated. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by GANDTEX when due, and GANDTEX will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

(m)                             Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Nothing in this Agreement or the Exhibits shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(n)                                 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)                                 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the business of GANDTEX and its Subsidiaries is unique and recognize and affirm that in the event GANDTEX Stockholders breach this Agreement, money damages would be inadequate and SMFI would have no adequate remedy at law, so that SMFI shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties’ obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

21

(p)                                 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Nevada in any action or proceeding arising out of or relating in this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

(q)                                 Indemnity Agreement. GANDTEX will indemnify SMFI against any disclosed or undisclosed liabilities pursuant to a separate indemnity agreement between the parties.

(r)                                    Ancillary Document. The Parties agree that all ancillary agreements necessary for the closing, of this Agreement will not be unreasonably withheld including but not limited to all shareholder and director consents, bill of sale, title transfers, license transfers, and due diligence production.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

“SMFI”	“GANDTEX”
SMOOFI, INC.	GANDTEX LLC

By: _______________________________	By: _____________________________
Name:	Name:
Title:	Title:

22

EXHIBIT “A”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

ACQUIRED ASSETS

10/15/2016 United States Patent: 9439949

USPTO PATENT FULL-TEXT AND IMAGE DATABASE

Home | Quick | Advanced | Pat Num | Help

Hit List | Next List | Next | Bottom

View Cart | Add to Cart

Images

(1 of 123)

United States Patent 9,439,949
Gandy , et al. September 13, 2016

Decellularization and recellularization of donor tissues for minimized or obviated rejection reactions

Abstract

The method of tissue transplantation involving recellularizing of a donor organ with the utilization of the recipient's cytokines collected from the recipient's blood plasma at less than systemic pressure, and at the temperature greater than freezing and less than normal systemic temperature of the recipient's blood. Specifically, a method of harvesting a platelet-derived growth factors from platelet rich plasma (PRP), the growth factors having increased weight.

Inventors: **Gandy; James Bennie** (West Monroe, LA), **Gandy; Jeri** (West Monroe, LA)

Applicant:

Name	City	State	Country	Type
Gandy; James Bennie	West Monroe	LA	US	
Gandy; Jeri	West Monroe	LA	US	

Assignee: **Gray Reed & McGraw, P.C.** (Houston, TX)

Family ID: 51062517
Appl. No.: 14/073,729
Filed: November 6, 2013

Prior Publication Data

Document Identifier	Publication Date
US 20140377226 A1	Dec 25, 2014

Related U.S. Patent Documents

file:///F:/SMF%20-%20Gandy%20United%20States%20Patent_%209439949-1.html 1/8

10/15/2016 United States Patent 9439949

Application Number	Filing Date	Patent Number	Issue Date
61723691	Nov 7, 2012		
61842280	Jul 2, 2013		

Current U.S. Class:	1/1
Current CPC Class:	A61K 38/19 (20130101); A61K 35/28 (20130101); A61K 35/28 (20130101); A61K 38/19 (20130101); A61K 35/22 (20130101); A61K 38/1858 (20130101); A61K 2300/00 (20130101); A61K 2300/00 (20130101); A61K 2035/124 (20130101)
Current International Class:	A61K 38/19 (20060101); A61K 35/28 (20150101); A61K 35/22 (20150101); A61K 38/18 (20060101); A61K 35/12 (20150101)

References Cited [Referenced By]

U.S. Patent Documents

6376244	April 2002	Atala
8734854	May 2014	Gandy et al.
2010/0093066	April 2010	Taylor et al.
2012/0064537	March 2012	Ross

Primary Examiner: Fox; Allison
Attorney, Agent or Firm: Henry; David G.

Claims

We claim:

1. A method for adapting tissue for trans-organism implantation comprising the steps of: selecting donor tissue from a first organism; decellularizing said donor tissue; selecting stem cells and cytokines from a second organism, said cytokines being extracted from said second organism's blood, at least in part when such blood is at less than systemic pressure; and infusing said donor tissue with said stem cells and said cytokines.

2. The method of claim 1 wherein said donor tissue is an organ.

3. The method of claim 2 wherein said donor tissue is a kidney.

4. The method of claim 1 wherein said cytokines being extracted is performed when said blood of said second organism is at a pressure less than ambient pressure.

file:///F:/SMF%20-%20Gandy%20United%20States%20Patent_%209439949-1.html 2/8

10/15/2016 United States Patent: 9439949

5. The method of claim 1 wherein said cytokines being extracted is performed when said blood of said second organism is at a temperature greater than freezing and less than normal systemic temperature of said second organism.

6. The method of claim 1 further comprising the step of implanting said donor tissue, after said infusing, into said second organism.

7. The method of claim 6, further comprising a step of infusing said donor tissue with a second measure of said stem cells and a second measure of said cytokines, after said implanting.

8. The method of claim 6, further comprising the step of infusing said donor tissue with autologous plasma, after said implanting.

9. The method of claim 1, wherein said first organism and said second organism are different species.

10. The method of claim 9 wherein said donor tissue is an organ.

11. The method of claim 10 wherein said donor tissue is a kidney.

12. Modified tissue for trans-organism implantation by the method of any one of claim 1, 6, 4, 5, 7, or 8.

13. The modified tissue of claim 12 wherein said donor tissue is an organ.

14. The modified tissue of claim 13 wherein said donor tissue is a kidney.

15. The Modified tissue of claim 12 wherein said donor tissue is from a first species and said cells and cytokines are from a second species.

16. The modified tissue of claim 15 wherein said donor tissue is an organ.

17. The modified tissue of claim 16 wherein said donor tissue is a kidney.

Description

PRIORITY CLAIM

Applicants and inventors claim priority, pursuant to 35 U.S.C. .sctn.119(e), with respect to U.S. Provisional Patent Applications Nos. 61/723,691, filed 7 Nov. 2012 and 61/842,280, filed 2 Jul. 2013.

file:///F:/SMFI%20-%20Gandy%20United%20States%20Patent_%209439949-1.html 3/8

10/15/2016 United States Patent: 9439949

BACKGROUND INFORMATION

According to United States Government statistics, a person is added to an organ transplant waiting list every 10 minutes. Each day, an average of 79 people receive organ transplants. However, an average of 18 people die each day waiting for transplants that can't take place because of the shortage of donated organs.

One particular topic of pertinence to the present invention is that of kidney disease. It is reported that, in 2009, $42.5 billion was spent in the U.S. for support of some 400,000 dialysis patients and 172,000 transplant recipients. Medicare paid 68 percent of that bill.

Successful kidney transplant procedures, from a financial standpoint, produced a break-even point in only three years, with over 85% of all kidney transplant recipients surviving at least five years (while less than 36% of dialysis patients survive that long). Also during 2009, some 49,000 people died of kidney failure--most for lack of available kidneys for transplant.

As our population ages, and fewer, healthy organ donors are available, it is reasonable to assume that organ shortages, and deaths from unfulfilled organ needs will only rise. Whether already the product of the aging populating, or for one or more other reason(s), the number of persons in need or organ transplants is rising at a much faster pace than the supply of donated organs. Absent a heretofore unforeseen breakthrough in medical science, the picture is bleak indeed for those presently on transplant waiting lists, as even more so for ever-increasing portions of future such persons.

SUMMARY OF THE PRESENT INVENTION

The present inventors have, for the first time, successfully transplanted a kidney from an animal of one species into one of a different species. The kidney is functioning normally, and no rejection occurred.

The implications of this achievement cannot be over-stated. Having, for the first time, a nearly endless supply of donor organs (even if only considering kidneys--the organs involved in the present inventors' initial work) will save tens of thousands of lives, and will collectively save society billions of dollars.

DETAILED DESCRIPTION OF ONE IMPLEMENTATION OF THE PRESENT INVENTION

A kidney was removed from a donor animal (a pig) and was later transplanted into a recipient animal (another, non-familial pig). The procedure produced a functioning kidney (actively producing urine) in the recipient, without rejection or the formation of scar tissue after two weeks post-transplantation.

The procedure involves decellularization of the donor organ, followed by the newly developed procedures of the present invention for recellularizing the donor organ with cells grown from the recipient's stem cells through use of cytokines, or "growth factors", that are

file:///F:/SMF/%20-%20Gandy%20United%20States%20Patent_%20043004-1.html 4/8

JG

10/15/2016 United States Patent 9433949

extracted in a novel and unobvious manner from the recipient's blood plasma. It is presently believed that the use of cytokines, extracted in the manner described below, is responsible for this first-ever rejection-free and functional organ transplantation between non-tissue matching organisms.

The process for adapting a donor organ for implantation into a recipient (even of a different species, provided that structural impediments are lacking) is described as follows:

The donor organ is decellularized using distilled water and 10% SDS (sodium dodecyl sulfate). For a pig kidney, decellularization was conducted for a period of approximately 18 hours. Decellularization is best done after a freeze-thaw cycle, as known in the art (begins the process of rupturing cell membranes), and uses a peristaltic pump (set on low volume).

10/15/2010 United States Patent 9430949

In accordance with the present invention, the PRP is placed in one or more vials. A vacuum is applied using a conventional vacuum pump, wherein the platelet rich plasma product is placed in a separate vacuum chamber. The vacuum pump is operated to apply a negative pressure to the PRP. The vacuum is applied preferably at temperatures above freezing. In one example, it is applied between 1.degree. C. and 37.degree. C. and at a sub-atmospheric, negative pressure, preferably between 5 millibars and 1 atmosphere. As a result of the application of the negative pressure, the cytokines are released into the surrounding nondestructive medium.

There is a direct inverted correlation between time versus vacuum pressure. The shorter the length of time the vacuum is applied, the higher the vacuum pressure must be. Conversely, the longer the length of time the vacuum is applied, the lower the vacuum pressure needs to be to release the growth factors from the platelets. A vacuum source suitable for use in the process of the present invention is a rotary vane direct drive vacuum pump commercially available from Labconco Corporation of Kansas City, Mo. It should be understood that other commercially available vacuum generating devices are operable for use in the present invention.

As a result of the vacuum process, the cytokines are separated or released from the platelets in the growth factor starting material into the plasma, leaving the platelets intact. The negative pressure created by the vacuum pulls the growth factors out of the platelets and into the plasma. The separated growth factors are mixed with a medium that is not destructive to the growth factors in a bioactive state to promote tissue growth (recellularization of a to-be-implanted organ).

In one example of the process of the present invention, analysis of the vacuumed plasma using light microscopy and alpha granule staining techniques revealed intact platelets devoid of alpha granules in addition to the presence of platelet derived growth factors (PDGF) distributed in the plasma.

By way of explanation of one feature of the present invention: There are two types of presently-known kinds (or states) of PDGF. One can use PDGF as a marker. PDGF normally weighs approximately 16 to 32 K Dalton. This form of PDGF exist as a natural healing process that is triggered by normal cell activation. Unfortunately, the healing process effected by such growth factors is also responsible for the formation of scar tissue (necessary for many healing processes, such as of wounds that require rapid tissue "bandaging"). While desirable (if not necessary) in healing many processes, scar formation in an organ recellularization process is a fatal byproduct, as a number of researchers who have failed in attempts to successfully recellularize organs for transplantations have discovered, in part, through use of conventionally produced, lower-weight, "activated" growth factors.

In great contrast, growth factors extracted from the platelets in accordance with practicing the present invention were measured to have an increased weight of 70-76 kDaltons. The kind of (or "non-activated" state of) cytokines that are produced as described herein are conducive to the natural tissue-building processes that are essential to any successful

file:///F:/SMFI%20-%20Candy%20United%20States%20Patent_%20430949-1.html 6/8

10/15/2016 United States Patent: 9439949

recellularization of an organ for transplantation. Use of such "non-activated" growth factors appears elemental to the success of the present method.

As alluded to above, the 76 and 130 K Dalton weight form of PDGF is in a non-activated form or state, and is believed to be involved in tissue-building, at least in some non-traumatic contexts (including fetal development). Tissue construction effected through use of these non-trauma-activated growth factors tend to be "normal" tissues. Therefore, use of these latter, heavier, "non-trauma-activated" cytokines are believed to enable recellularization of the donor organ, without the destructive scar formation that has met all prior attempts to successfully achieve organ recellularization with a functional end product.

Use of the higher-weight, "non-activated" cytokines harvested as described above, and in practicing the present invention (as contrasted to use of cytokines/growth factors used by others who have failed to achieve the results here reported) lie at the heart of success in practice of the present invention in producing at least a rejection-resistant and functional organ for transplant, into a non-tissue-matching donee, and even in a xenotransplantation (cross species) context. Conventionally-harvested growth factors, when used in attempts to recellularize organs, produced non-functional scar tissue, resulting in utter failure of attempts at results now achieved by the present inventors.

After no more than approximately 48 hours, recellularization, using stems cells and growth factors as described above, reaches a level such that the organ can be implanted into a recipient with adequate cellular foundation for maturation into a normally functioning organ, and approximately 10 days post implantation will produce a fully redeveloped and functioning organ. Immediately after implantation, the recipient receives low dose heparin injections to prevent any clotting during continued organ development in vivo. Recellularization in vivo is another unique feature of the present invention (not before attempted by any known researcher), and is believed also to play a role in the formation, not of dysfunctional scar tissue in the newly cellularized organ, but of functioning, healthy tissue that is, in effect, the donee's own. Tissue growth effected in vivo by the growth factors harvested as described as prescribed above continues as desired, because, in vivo, the growth factors remain in the non-scar-building state, and instead effect the construction of the desired, healthy, functioning tissues of the organ and, in turn, a fully-functioning organ that the recipient's body "sees" as its own.

Post-implantation, the recipient is injected daily for approximately 10 days (1 to 2 ml each injection, thus far) after implantation with autologous plasma to promote continued cellular population of the transplanted organ. This, it is believed, promotes further stem cell production and mitosis of resulting cells that form into the organ's needed, specific cell types. Efficacious injections thus far have been sub-coetaneous, but IM may also prove to be effective.

Although the invention has been described with reference to specific embodiments, this description is not meant to be construed in a limited sense. Various modifications of the disclosed embodiments, as well as alternative embodiments of the inventions will become apparent to persons skilled in the art upon the reference to the description of the invention.

file:///F:/SMF%20-%20Candy%20United%20States%20Patent_%209439949-1.html 7/8

10/15/2016 United States Patent: 9430049

It is, therefore, contemplated that the appended claims will cover such modifications that fall within the scope of the invention.

* * * * *

Images

View Cart | Add to Cart

Hit List | Next List | Next | Top

Home | Quick | Advanced | Pat Num | Help

file:///F:/SMF%20-%20Gandy%20United%20States%20Patent_%209430049-1.html

JG

8/8

10/15/2016 United States Patent: 8734854

USPTO PATENT FULL-TEXT AND IMAGE DATABASE

Home | Quick | Advanced | Pat Num | Help
Hit List | Next List | Previous | Next | Bottom
View Cart | Add to Cart
Images

(15 of 123)

United States Patent **8,734,854**
Gandy, et al. **May 27, 2014**

Process for removing growth factors from platelets

Abstract

A sub-atmospheric, negative pressure is applied to a growth factor starting material, such as whole blood, to release growth factors and plasma in a non-destructive medium. The released growth factors having a weight of about 70-76 kDaltons are applied in either a filtered or unfiltered state to a wound to promote healing of the wound. The released growth factors are applied topically to the area of a surface wound to effect healing. The released growth factors are also injected into soft tissue, such as a torn tendon, to promote tissue growth and healing. The growth factors are released in one method from a patient's own blood. In another method the growth factors are released from a whole blood source and freeze dried by conventional lyophilization. Then at a later date, the freeze dried product is reconstituted by normal saline for treatment of a patient's wound or for use in a surgical procedure.

Inventors: *Gandy*; **James B.** (Calhoun, LA), **Brandt; Robert J.** (Ft. Myers, FL), **Brandt; Ryan N.** (Cape Coral, FL), **Galen; Clark** (Osprey, FL), **Greco; Joseph F.** (Sarasota, FL), **Kiwczak; John** (Sarasota, FL)

Applicant:

Name	City	State	Country	Type
Gandy; James B.	Calhoun	LA	US	
Brandt; Robert J.	Ft. Myers	FL	US	
Brandt; Ryan N.	Cape Coral	FL	US	
Galen; Clark	Osprey	FL	US	
Greco; Joseph F.	Sarasota	FL	US	
Kiwczak; John	Sarasota	FL	US	

Assignee: **Orogen Biosciences Inc.** (N/A)

Family ID: **43302142**

Appl. No.: **12/459,911**

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 1/13

10/15/2016 United States Patent: 8734854

Filed: July 9, 2009

Prior Publication Data

Document Identifier	Publication Date
US 20110008458 A1	Jan 13, 2011

Current U.S. Class:	**424/529**; 424/530; 424/531; 424/532; 424/533; 435/70.4; 514/7.6; 530/399; 530/412
Current CPC Class:	C12N 1/066 (20130101); A61K 38/1858 (20130101); A61K 35/16 (20130101); A61K 35/19 (20130101)
Current International Class:	A61K 35/14 (20060101); A61K 35/16 (20060101); A61K 35/18 (20060101); A61K 38/24 (20060101); A61K 38/27 (20060101); A61K 38/18 (20060101); C07K 1/00 (20060101); C07K 14/00 (20060101); C07K 16/00 (20060101); C07K 17/00 (20060101); C12P 21/04 (20060101)

References Cited [Referenced By]

U.S. Patent Documents

4479896	October 1984	Antoniades
4957742	September 1990	Knighton
5028531	July 1991	Ueda et al.
5165928	November 1992	Smith et al.
5733545	March 1998	Hood, III
6010627	January 2000	Hood, III
6071267	June 2000	Zamierowski
6214338	April 2001	Antanavich et al.
6221575	April 2001	Roser et al.
6303112	October 2001	Worden
6342157	January 2002	Hood, III
6649072	November 2003	Brandt et al.
2004/0197319	October 2004	Harch et al.
2005/0191286	September 2005	Gandy
2006/0142198	June 2006	Gandy
2008/0213238	September 2008	Gandy et al.

Foreign Patent Documents

WO 89/05656	Jun 1989	WO
WO 95/15763	Jun 1995	WO

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 2/13

JG

10/15/2016 United States Patent: 8734854

WO 2007/005912 Jan 2007 WO

Other References

Stedman's Medical Dictionary 28th Edition, "Saline" Copyright 2005, Lippincott Williams & Wilkins, 1 page. cited by examiner .
James P. Maloney et al. "In vitro release of vascular endothelial growth factor during platelet aggregation" Am J Physiol Heart Circ Physiol 275:H1054-H1061, 1998. cited by examiner .
Mani et al. "Use of native or platelet count adjusted platelet rich plasma for platelet aggregation measurements" J Clin Pathol 2005;58:747-750. cited by examiner .
Makio Murayma "Ex Vivo Human Platelet Aggregation Induced by Decompression During Reduced Barometric Pressure, Hydrostatic, and Hydrodynamic (Bernoulli) Effect" Thrombosis Research 33; 477-485, 1984. cited by examiner .
Seppa et al. "Platelet-derived Growth Factor Is Chemotactic for Fibroblasts The Journal of Cell Biology" vol. 92 Feb. 1982 584-588. cited by examiner .
"Effect of Vacuum Assisted Closure.RTM. Therapy on Early Systemic Cytokine Levels in a Swine Model", Wound Repair and Regeneration, U.S.A., vol. 14, pp. 210-215, 2006, Kilpadi et al. cited by applicant .
"Vacuum-assisted Closure Therapy Attenuates the Inflammatory Response in a Procine Acute Wound Healing Model", Wounds, U.S.A. vol. 19, pp. 97-106, Apr. 2007, Norbury et al. cited by applicant .
"Influence of V.A.C.--Therapy on Cytokines and Growth Factors in Traumatic Wounds", Zeniralbl Chir, Swiss, vol. 131, pp. 62-67, 2006, Labler et al. cited by applicant.

Primary Examiner: Underdahl; Thane
Attorney, Agent or Firm: Price & Adams

Claims

We claim:

1. A process for obtaining growth factors comprising the steps of: providing a preselected quantity of unfrozen growth factor starting material, wherein the unfrozen growth factor starting material is obtained from the tissue of a subject, applying a preselected sub-atmospheric pressure to the unfrozen growth factor starting material sufficient to release growth factors from the unfrozen growth factor starting material without activating the growth factor starting material, collecting the released growth factors in a bioactive state for mixture with a nondestructive medium without dehydrating the growth factor starting material, and providing in the nondestructive medium a therapeutically effective amount of growth factors for having a positive reaction on living tissue.

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 3/13

JG

10/15/2016 United States Patent: 8734854

2. A process as set forth in claim 1 which includes: selecting the growth factor starting material from the group consisting of whole blood, platelet rich plasma, platelet poor plasma, bone marrow, umbilical cord fluid, and combinations thereof.

3. A process as set forth in claim 1 which includes: providing unfrozen growth factor starting material having a combination of platelet rich plasma and platelet poor plasma.

4. A process as set forth in claim 1 which includes: providing unfrozen growth factor starting material having platelets.

5. A process as set forth in claim 1 wherein collecting includes: filtering the released growth factors from other components within the unfrozen growth factor starting material.

6. A process as set forth in claim 5 which includes: filtering the released growth factors using a 0.2 micron filter.

7. A process as set forth in claim 1 which includes: providing unfrozen growth factor starting material having platelet rich plasma, and releasing the growth factors from the platelets in the platelet rich plasma to provide a wound healing composition having the plasma and the growth factors.

8. A process as set forth in claim 1 which includes: lyophilizing the released growth factors to provide a shelf-stable product for preserving the growth factors for bioactive use.

9. A process as set forth in claim 8 which includes: mixing the shelf-stable product with a sterile solution to reconstitute the lyophilized growth factors prior to use in a wound healing application.

10. A process as set forth in claim 1 which includes: mixing a preselected pharmaceutical agent with the released growth factors.

11. A process as set forth in claim 10 which includes: lyophilizing the mixture of the preselected pharmaceutical agent and released growth factors to preserve the mixture for subsequent bioactive use.

12. A process as set forth in claim 11 which includes: reconstituting the lyophilized mixture of preselected pharmaceutical agent and released growth factors with a preselected amount of 0.9% saline solution.

13. A process as set forth in claim 1 which includes: applying a sub-atmospheric pressure to the growth factor starting material in the range between about 1 atmosphere to 5 millibars.

14. A process as set forth in claim 13 which includes: applying the sub-atmospheric pressure at a temperature above 1.degree. C.

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 4/13

TC

10/15/2016 United States Patent: 8734854

15. A process for obtaining growth factors for application in wound healing procedures comprising the steps of: providing a preselected quantity of whole blood containing unfrozen growth factor starting material, applying a preselected sub-atmospheric pressure to the whole blood sufficient to release growth factors from the unfrozen growth factor starting material at a temperature above 1.degree. C. without dehydrating the growth factor starting material, collecting the released growth factors in a bioactive state for mixture with a nondestructive medium without activating the growth factor starting material, and filtering the released growth factors for separation from platelets, bacteria, red blood cells, white blood cells, and other cellular debris.

16. A process as set forth in claim 15 which includes: freeze drying the filtered growth factors to create a shelf-stable product preserved for subsequent bioactive use.

17. A process as set forth in claim 16 which includes: mixing the self-stable product with a preselected material for hydrating the self-stable product for a therapeutic use.

18. A process as set forth in claim 17 which includes: hydrating the shelf-stable product with a 0.9% saline solution.

19. A process as set forth in claim 16 which includes: adding a preselected pharmaceutical agent to the filtered growth factors prior to the step of freeze drying.

20. A process as set forth in claim 15 which includes: topically applying the filtered growth factors to a wound for healing the wound.

21. A process as set forth in claim 15 which includes: injecting the filtered growth factors in damaged soft tissue to heal the soft tissue.

22. A process as set forth in claim 1 which further includes: separating the released growth factors from the growth factor starting material to form a first therapeutic composition that is substantially free of growth factors from the growth factor starting material, then mix the therapeutically effective amount of growth factors with the nondestructive medium to form a second therapeutic composition.

23. A process as set forth in claim 22 which includes: selecting the growth factor starting material from the group consisting of whole blood, platelet rich plasma, platelet poor plasma, bone marrow, umbilical cord fluid, and combinations thereof.

24. A process as set forth in claim 22 which includes: providing unfrozen growth factor starting material having a combination of platelet rich plasma and platelet poor plasma.

25. A process as set forth in claim 22 which includes: providing unfrozen growth factor starting material having platelets.

26. A process as set forth in claim 22 which includes: separating the released growth

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=p... 5/13

JS

10/15/2016 United States Patent: 8734854

factors from other components within the unfrozen growth factor starting material by filtering.

27. A process as set forth in claim 22 which includes: the unfrozen growth factor starting material comprises platelet rich plasma with platelets therein.

Description

BACKGROUND OF THE INVENTION

1. Field of the Invention

The invention relates to a process for extracting and isolating growth factors from platelets and, more particularly, to a wound healing composition of growth factors released from mammalian platelet membranes for use in wound healing and other therapeutic uses.

2. Description of the Prior Art

The wound healing process is generally considered to occur in several stages, generally known as the healing cascade. After tissue injury, platelets are among the first cells to appear in the vicinity of the wound. Activation of a platelet by an agonist, such as thrombin, or other agonists known in the art, leads to the release of granule material from within the platelet. Such granulation activation results in the release of proteins known as growth factors, primarily concentrated in the alpha granules of platelets. Released growth factors stimulate the formation of new tissue.

When applied to wounds, growth factors are known to increase the rate of collagen laydown, vascular ingrowth, fibroblast proliferation and overall healing. The release of a protein known as platelet-derived growth factor (PDGF) is a chemotactic signal for monocytes, neutrophils and fibroblasts which then move into the wound to begin the inflammatory stage of the healing process. During this time, monocytes secrete a number of factors, including PDGF and transforming growth factor-beta 1 (TGF-.beta.1) (also found in platelets). In this manner fibroblasts are activated to begin the repair stage of the healing process. Subsequently, wound healing continues through the process of collagen remodeling within the wound.

It is known to use activated autologous platelets as a treatment in a number of medical and surgical procedures, including but not limited to oral and maxillofacial surgery, orthopedic surgery, cosmetic and reconstructive surgery, chronic tissue repair, sports medicine injuries, neurosurgery, cardiovascular surgery, podiatry, hair transplant surgery, medical research, tissue engineering, and non-surgical cellular therapy. U.S. Pat. Nos. 4,957,742 and 6,649,072 disclose wound healing compositions that include platelet enriched plasma which prior to use is activated by thrombin to release growth factors from the alpha granules of the platelets.

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=1&p=1&f=G&l=50&d=PTXT&S1=9 6/13

10/15/2016 United States Patent: 8734854

Extracting therapeutic levels of platelets has been a technical challenge requiring trained cardiovascular perfusionists to operate the equipment originally designed for the production of platelet rich plasma (PRP). The clinical practitioner now has access to more simplified equipment that allows him to process. PRP with smaller amounts of whole blood in a shorter amount of time. Venous access, clinical expertise, and cost are still challenges that have limited the widespread use of this process throughout the world. Moreover from a commercial standpoint, wound healing compositions that include platelets must meet costly FDA guidelines applicable to blood products.

Growth factors are responsible for the wound healing process, as described above. Platelets function merely as carriers for the growth factors. Therefore, there is a need for an inexpensive and efficient process for extracting and isolating growth factors from the platelets contained in plasma for subsequent use in wound healing. The final product preferably may be free of other components that are typically found in conventional platelet enriched wound healing products, namely the platelets themselves, ghost platelets, white blood cells, red blood cells, bacteria, and other cellular debris.

It is further desirable to prepare a wound healing product that can be subjected to conventional preservations, such as lyophilization, freeze drying, and cryopreservation in a process that does not destroy the growth factors. In this manner the shelf life of the product would be prolonged.

Therefore, there is a need for a process for isolating and extracting growth factors in a non-destructive manner from platelets. The resulting composition may or may not be substantially free of other components, such as platelets, ghost platelets, white blood cells, red blood cells and bacteria, and can be used immediately fresh or lyophilized or freeze dried into a shelf-stable product for subsequent use.

SUMMARY OF THE INVENTION

In accordance with the present invention there is provided a process for obtaining growth factors that includes the step of applying a sub-atmospheric pressure to an unfrozen growth factor starting material. Growth factors are released from the growth factor starting material in a bioactive state.

Further in accordance with the present invention, there is provided a wound healing composition that includes a growth factor starting material containing platelets. The growth factor starting material is subjected to a preselected negative pressure. The growth factors are released from the growth factor starting material by the negative pressure.

Further in accordance with the present invention, there is provided a process for obtaining growth factors for application in wound healing procedures that includes the step of applying a vacuum to a growth factor starting material containing proteins at a temperature above 1.degree. C. Growth factors are released from the growth factor starting material. The released growth factors are filtered to separate them from platelets, bacteria, red

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 7/13

10/15/2016 United States Patent: 8734854

blood cells, white blood cells, and other cellular debris.

Further in accordance with the present invention there is provided a wound healing composition prepared by a process that includes the step of applying a vacuum force of a preselected magnitude to a growth factor starting material at room temperature. Growth factors are released from the growth factor starting material by the vacuum force. The released growth factors are provided in a bioactive state.

Accordingly, a principal object of the present invention is to provide a process for releasing growth factors from growth factor starting material for use in wound healing medical procedures.

Another object of the present invention is to provide a process that separates growth factors from platelets and preserves the growth factors in a concentration for improved wound healing.

Another object of the present invention is to provide a wound healing composition that includes growth factors released from a starting material in a bioactive state for enhancing tissue growth.

A further object of the present invention is to provide a process for releasing growth factors by negative pressure from platelets in plasma at room temperature and preserving the growth factors by lyophilization for future use in wound treatment.

These and other objects of the present invention will be more completely disclosed and described in the following specification and appended claims.

DESCRIPTION OF THE PREFERRED EMBODIMENTS

The process of the present invention removes growth factors from platelets for subsequent use in wound healing, either alone or in combination with other wound healing components. With known prior art methods, platelet concentrated plasma products are prepared through multistep processes and then subsequently activated with thrombin or collagen prior to use to release the growth factors from the platelets' alpha granules. In contrast, the process of the present invention allows for the separation of growth factors from concentrated platelets without the need to use thrombin for activation. Consequently, less steps are required to isolate the growth factors. After the separation process, the growth factors are released in a bioactive state in a nondestructive medium, such as plasma, sterile water, saline, and the and the like. In a bioactive state the released growth factors have a positive reaction on living tissue, which in one example provides enhanced wound healing. The growth factors may be lyophilized, for example, to prepare a freeze-dried product with a shelf life much longer than non-lyophilized platelet products.

As used herein, growth factor refers to any material or materials having a positive reaction on living tissues, such as promoting the growth of tissues. Exemplary growth factors include, but are not limited to, platelet-derived growth factor (PDGF), platelet-derived

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 8/13

10/15/2016 United States Patent: 8734854

angiogenesis factor (PDAF), vascular endotheial growth factor (VEGF), platelet-derived epidermal growth factor (PDEGF), platelet factor 4 (PF-4), transforming growth factor beta. (TGF-B), acidic fibroblast growth factor (FGF-A), basic fibroblast growth factor (FGF-B), transforming growth factor A (TGF-A), insulin-like growth factors 1 and 2 (IGF-1 and IGF-2), B thromboglobulin-related proteins (BTG), thrombospondin (TSP), fibronectin, von Wallinbrand's factor (vWF), fibropeptide A, fibrinogen, albumin, plasminogen activator inhibitor 1 (PAI-1), osteonectin, regulated upon activation normal T cell expressed and presumably secreted (RANTES), gro-A, vitronectin, fibrin D-dimer, factor V, antithrombin III, immunoglobulin-G (IgG), immunoglobulin-M (IgM), immunoglobulin-A (IgA), a2-macroglobulin, angiogenin, Fg-D, elastase, keratinocyte growth factor (KGF), epidermal growth factor (EGF), fibroblast growth factor (FGF), tumor necrosis factor (TNF), fibroblast growth factor (FGF) and interleukin-1 (IL-1), Keratinocyte Growth Factor-2 (KGF-2), and combinations thereof. One of the important characteristics common to the above listed growth factors is that each substance is known or believed to have a positive reaction on living tissue, known as bioactivity, to enhance cell or tissue growth.

It should be understood herein that growth factor starting materials include, but are not limited to, platelets, platelet rich plasma, whole blood, bone marrow, umbilical cord fluid and combinations thereof. For improved clinical use of growth factors, it is important that the growth factor starting material not be frozen prior to separation of the growth factors from platelets. Preferably, the process should be performed above freezing temperatures, preferably room temperature, and non-dehydrating. In the preferred embodiment of the present invention, platelet rich plasma (PRP) is employed as the source of the growth factors and may be obtained via methods known in the art.

Exemplary platelet plasma products are disclosed in U.S. Pat. Nos. 6,214,338; 6,010,627; 5,165,928; 6,303,112; 6,649,072. The more concentrated the plasma is with platelets, the greater the concentration of growth factors that can be obtained via the present invention. The process for isolating growth factors from platelet rich plasma or other media containing platelet rich plasma is described hereinafter in greater detail.

As used herein, therapeutically effective amount refers to the amount or amounts of the constituent bioactive elements or combination thereof necessary to enhance wound healing. Examples of wound healing include the reduction in the volume or surface area of a wound, the increase in the amount of granulation tissue or other biological material facilitating collagen laydown, vascular ingrowth, fibroblast proliferation or overall healing. All embodiments of the present invention are assumed to have the therapeutically effective amount(s) of constituent substances or combinations thereof to possess the above positive bioactive properties.

Once the platelet rich plasma (PRP) is obtained, it is placed under a vacuum, preferably under a sub-atmospheric or negative pressure. The PRP is in an unfrozen state, preferably at room temperature. Similarly, the vacuum is applied at above freezing, more preferably at room temperature conditions so as not to dehydrate the PRP.

In accordance with the present invention, the PRP is placed in one or more vials. A JG

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g 9/13

10/15/2016 United States Patent: 8734854

vacuum is applied using a conventional vacuum pump, wherein the platelet rich plasma product is placed in a separate vacuum chamber. The vacuum pump is operated to apply a negative pressure to the PRP. The vacuum is applied preferably at temperatures above freezing. In one example, it is applied between 1.degree. C. and 37.degree. C. and at a sub-atmospheric, negative pressure preferably between 5 millibars and 1 atmosphere. As a result of the application of the negative pressure, the non-dehydrated growth factors are released into the surrounding nondestructive medium.

There is a direct inverted correlation between time versus vacuum pressure. The shorter the length of time the vacuum is applied, the higher the vacuum pressure must be. Conversely, the longer the length of time the vacuum is applied, the lower the vacuum pressure needs to be to release the growth factors form the platelets. A vacuum source suitable for use in the process of the present invention is a rotary vane direct drive vacuum pump commercially available from Labconco Corporation of Kansas City, Mo. It should be understood that other commercially available vacuum generating devices are operable for use in the present invention.

As a result of the vacuum process, the growth factors are separated or released from the platelets in the growth factor starting material into the plasma, leaving the platelets intact. The negative pressure created by the vacuum pulls the growth factors out of the platelets and into the plasma. The separated growth factors are not dehydrated and are mixed with a medium that is not destructive to the growth factors in a bioactive state to promote tissue growth. The platelets also remain for therapeutic use. In one example of the process of the present invention, analysis of the vacuumed plasma using light microscopy and alpha granule staining techniques revealed intact platelets devoid of alpha granules in addition to the presence of platelet derived growth factors (PDGF) distributed in the plasma. Platelet derived growth factors typically have a weight of 16-20 kDaltons. The growth factors extracted from the platelets in accordance with the present invention were measured to have an increased weight of 70-76 kDaltons.

In another example, the process of the present invention for isolating growth factors is conducted using a composition of platelet rich plasma (PRP) and platelet poor plasma (PPP), as described in U.S. Pat. No. 6,649,072 (hereinafter referred to as the '072 patent. The composition disclosed in the '072 patent is a 3:1 ratio of PRP to PPP. With this ratio of PRP to PPP, the amount of growth factors obtained is platelet derived growth factor-AB/BB 356673.86 pg/ml, vascular endothelial growth factor 6440.667 pg/ml and platelet-derived epidermal growth factor 1106.73 pg/ml. This constitutes a significant recovery of growth factors not otherwise attainable for positive clinical use in applying topically to a wound or injecting into soft tissue, such as a tendon.

In another embodiment of the present invention, the growth factors are preserved for future bioactive use by dehydration preservation methods, such as lyophilization, freeze drying and cryopreservation. For example, the resulting vacuumed plasma product comprising growth factors and empty platelets are preserved via conventional methods, such as lyophilization, freeze drying and cryopreservation. In this manner, a shelf-stable product is produced that is usable for several days or even months to years after

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=... 10/13

10/15/2016 United States Patent: 8734854

preparation. When desired for use, the freeze-dried, dehydrated product is reconstituted by hydrating with sterile 0.9% normal saline solution.

The vacuumed product, as above described, contains growth factors and platelets. The vacuumed product may be used immediately in a non-dehydrated state or lyophilized or freeze dried for future use. In accordance with another embodiment of the present invention, the vacuumed product is filtered using a 0.2 micron filter. The filtered composition contains growth factors substantially free of platelets, ghost platelets, bacteria, red blood cells, white blood cells, and cellular debris.

A preferred filter is one having a porosity of 0.2 microns or less. By filtering the vacuumed product, the released growth factors are free of cellular debris, platelet membranes, ghost platelets, white blood cells, bacteria, and red blood cells.

Growth factors preserved as above described are reconstituted or hydrated in one method using sterile 0.9% normal saline solution. The preserved product is also reconstituted using deionized water, sterile water, other liquid media or bodily fluids including, but not limited to, plasma, hemo-concentrated plasma, whole blood, bone marrow aspirate, antibiotics or any combination thereof.

In another example of the present invention, 3 milliliters of the preserved product containing about 70% growth factors is reconstituted with about 3 milliliters of 0.9% normal saline or similar liquid media, as discussed above. For wound healing purposes, a therapeutically effective amount of the reconstituted product is applied topically to cover the wound. It may also be injected at a location of soft tissue injury. Beyond wound healing, the fresh product and reconstituted product is useful in medical research applications, such as culturing out stem cells. The reconstituted product may also be a liquid product containing protein-bound growth factors not previously lyophilized.

Prior to preserving the isolated growth factors, in another process various pharmaceutical agents are added to the composition. Preferably, these agents aid in the bioactivity of wound healing and in the treatment/prevention of infection. The agents include antibiotics, antifungal agents, and the like. However, as known in the art, any number of other pharmaceutical agents may be employed. The quantity and type of agent selected must be stable in such products and be capable of withstanding lyophilization and other methods of preserving the wound healing product of the present invention.

In a further embodiment of the present invention, a bodily fluid, such as blood or an antibiotic, is used to reconstitute the final preserved product. This final product allows the clinician a wide berth of options on how it is used. In another example, a practitioner adds bone marrow aspirate and stem cells to the final product so that the patient will achieve benefits from both therapies. Additionally, a practitioner can administer the final product with an antibiotic solution at a specific anatomical site for wound healing and the like. Further, the lyophilized final product and a thrombin solution are combined to initiate a clot to be placed in a desired location to promote tissue growth.

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=... 11/13

10/15/2016 United States Patent: 8734854

The process of the present invention is a significant advancement in the field of using platelet based wound therapy agents. The process allows for the simple preparation of a product having growth factors that may be subsequently lyophilized or preserved for bioactive use at a later date. The growth factors produced by the process of the present invention have demonstrated positive clinical signs in closing wounds and healing damaged soft tissue. In this manner large scale production of shelf-ready wound healing products is facilitated.

This invention will be further understood by reference to the following examples, which should not be construed to limit the invention.

EXAMPLE 1

A wound healing composition was prepared by drawing a quantity of whole blood from a patient having a surface wound via conventional practice. The whole blood was collected in a vial. The vial was placed in a conventional blood separation-type centrifuge and spun at a preselected speed for a time interval to separate the platelet rich plasma from the platelet poor plasma. The platelet rich plasma was extracted from the vial and placed in a container. At room temperature, the container of platelet rich plasma was placed in an airtight chamber. A pressure below atmospheric pressure was applied to the chamber by a vacuum pump supplied by Labconco Corporation. The sub-atmospheric pressure separated the growth factors from the platelets in the plasma. The separated growth factors were found to have a weight in the range of 70-76 kDaltons. The separated growth factors were applied topically to the area of a surface wound of the patient, and the wound healing was enhanced.

EXAMPLE 2

A wound healing composition was prepared by drawing a quantity of whole blood from a patient having a soft tissue wound in a tendon in accordance with Example 1 above. The whole blood was then separated into three distinct components using a centrifuge in accordance with the method disclosed in U.S. Pat. No. 6,649,072. The separated components of platelet rich plasma and the platelet poor plasma were combined to provide a growth factor starting material. The growth factor starting material was then subjected to negative pressure using a vacuum pump as set forth in Example 1 above. Growth factors were released from the starting material and maintained in the surrounding nondestructive medium. The released growth factors were then conveyed through a 0.2 micron filter. The filtered growth factors were found to be free of platelets, ghost platelets, bacteria, red blood cells, white blood cells and cellular debris. The filtered growth factors were then injected into a soft tissue wound of the patient. The injection was found to enhance healing of the wound.

EXAMPLE 3

A wound healing composition was prepared from a healthy individual not having a wound by drawing a quantity of whole blood in accordance with Example 1 above. Growth factors

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=... 12/13

10/15/2016 United States Patent: 8734854

were released from the whole blood by performing the method steps described in Example 2 above. A first quantity of the released growth factors were filtered in the manner also described in Example 2. A second quantity of the released growth factors were not filtered. The filtered and unfiltered growth factors were lyophilized in a conventional manner to provide a preserved, shelf-stable product. After a preselected period of time after lyophilization the two quantities of preserved growth factors were reconstituted or hydrated by mixing the preserved growth factors with a sterile 0.9% normal saline solution. One quantity of the reconstituted growth factors was applied topically to the area of a surface wound of one patient. The second quantity of the reconstituted growth factors was injected into a soft tissue wound of a second patient. In each patient the wound healing took place in an enhanced manner.

According to the provisions of the patent statutes, we have explained the principle, preferred construction and mode of operation of our invention and have illustrated and described what we now consider to represent its best embodiments. However, it should be understood that, within the scope of the appended claims, the invention may be practiced otherwise than as specifically illustrated and described.

* * * * *

Images
View Cart | Add to Cart
Hit List | Next List | Previous | Next | Top
Home | Quick | Advanced | Pat Num | Help

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1= 13/13

10/15/2016 United States Patent: 8821858

USPTO PATENT FULL-TEXT AND IMAGE DATABASE

Home | Quick | Advanced | Pat Num | Help
Hit List | Next List | Previous | Next | Bottom
View Cart | Add to Cart
Images

(14 of 123)

United States Patent 8,821,858
Gandy, et al. September 2, 2014

Lyophilized platelet rich plasma for the use in wound healing (chronic or acute) and bone or tissue grafts or repair

Abstract

This invention relates to an improved Lyophilized platelet rich plasma used to make a platelet gel wound healant, and methods of preparation and use thereof for healing wounds are disclosed. The improved wound healant comprises therapeutically effective amounts of activated growth factors, platelet ghost, plasma (know as the plasma back bone), white blood cells with optional none, one or more additional anti-oxidant such as vitamin A and/or C and/or E, and/or none one or more antibiotics and/or GHK-Cu (produced by ProCyte Inc.)

Inventors: *Gandy*; James Bennie (Calhoun, LA), Walker, Jr.; Mackie J. (Aiken, SC)

Applicant:

Name	City	State	Country	Type
Gandy; James Bennie	Calhoun	LA	US	
Walker, Jr.; Mackie J.	Aiken	SC	US	

Assignee: GW IP, LLC (Shreveport, LA)
Family ID: 39733191
Appl. No.: 12/079,356
Filed: March 26, 2008

Prior Publication Data

Document Identifier	Publication Date
US 20080213238 A1	Sep 4, 2008

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=g... 1/16

10/15/2016 United States Patent: 8821858

Related U.S. Patent Documents

Application Number	Filing Date	Patent Number	Issue Date
11054400	Feb 9, 2005		

Current U.S. Class: **424/93.72**; 424/532; 435/70.4; 514/7.6; 514/8.2

Current CPC Class: A61K 35/16 (20130101); A61K 35/19 (20130101); A61K 38/4833 (20130101); A61K 38/4833 (20130101); A61K 2300/00 (20130101)

Current International Class: A01N 63/00 (20060101); A61K 38/18 (20060101); C07K 14/475 (20060101); C07K 14/49 (20060101); C12P 21/04 (20060101); A61K 35/14 (20060101)

References Cited [Referenced By]

U.S. Patent Documents

4056484	November 1977	Heimburger et al.
4350687	September 1982	Lipton et al.
4957742	September 1990	Knighton
5165938	November 1992	Knighton
5185160	February 1993	Chao
5332578	July 1994	Chao
5378461	January 1995	Neigut
5470831	November 1995	Whitman et al.
5599558	February 1997	Gordinier et al.
5651966	July 1997	Read et al.
5776892	July 1998	Counts et al.
5993804	November 1999	Read et al.
6303112	October 2001	Worden
6524568	February 2003	Worden
6706687	March 2004	Eriksson et al.
2001/0019819	September 2001	Wolkers et al.
2002/0114775	August 2002	Pathak
2003/0152639	August 2003	Britton et al.
2004/0001816	January 2004	Worden
2004/0197319	October 2004	Harch et al.
2004/0265293	December 2004	Crowe

Foreign Patent Documents

WO 95/15763	Jun 1995	WO

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=g... 2/18

JG

10/15/2016 United States Patent: 8021858

poor plasma from said platelet rich plasma following concentration of said platelet rich plasma; adding fresh plasma into said platelet rich plasma; mixing said platelet rich plasma with said fresh plasma to provide a platelet rich plasma mixture; starting lyophilization of said platelet rich plasma mixture immediately following mixing while said platelet rich plasma mixture is still in liquid form to nonchemically release growth factors from said platelet rich plasma under lyophilization conditions that do not activate the platelets; and continuing lyophilization until a freeze-dried composition results.

2. The process according to claim 1 including the step of re-hydrating said lyophilized platelet rich plasma using de-ionized water.

3. The process according to claim 2 including the step of re-hydrating said platelet rich plasma mixture for a period of 10-15 minutes.

4. The process according to claim 2 including the step of recovering said lyophilized platelet rich plasma following re-hydration.

5. The process according to claim 4 including the step of activating said lyophilized platelet rich plasma for placement on a wound.

6. The process according to claim 5 including the step of adding thrombin to said lyophilized platelet rich plasma.

7. The process according to claim 6 including the step of prior to mixing said thrombin, mixing at least one antibiotic in sufficient amount(s) to reduce infection by bacteria.

8. The process according to claim 7 including the step of selecting said antibiotic from the group consisting of an antibiotic that is at least bacteriocidal to Pseudomonas and Klebsella bacteria.

9. The process according to claim 8 including the step of selecting said antibiotic from the group consisting neosporin, vancomycin and gentamycin, and combinations thereof.

10. The process according to claim 1 including the step of either prior to or after lyophilization of said platelet rich plasma mixture adding at least one retinoid in sufficient amount(s) to further enhance wound healing.

11. The process according to claim 1 including the step of prior to or after lyophilization, admixing, in therapeutically effective amount(s), concentrated platelets, ascorbic acid, at least one retinoid and at least one antibiotic bacteriocidal to at least Pseudomonas and Klebsella bacteria.

Description

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=g... 4/15

JB

10/15/2016 United States Patent: 6821858

FIELD OF THE INVENTION

This application is based on Provisional application No. 60/542,903 Filed Feb. 9, 2004. The invention relates to an improved Lyophilized platelet rich plasma used to make a platelet gel wound healant, and methods of preparation and use thereof for healing wounds are disclosed. The improved wound healant comprises a therapeutically effective amount of activated growth factors with optional none, one or more additional anti-oxidant such as vitamin A and/or C and/or E, and/or one or more antibiotics and/or GHK-Cu (produced by ProCyte Inc.).

The present invention relates to improved Lyophilized platelet rich plasma for the use in wound healing and bone or tissue grafts and methods of making and use thereof of Lyophilized or fixed platelets.

The present invention generally relates to the therapeutic uses of blood platelets and fresh plasma that has been combined and lyophilized, and more particularly to manipulations or modifications of platelets and plasma, such as in preparing freeze-dried compositions that can be rehydrated at the time of application and which when rehydrated have a normal response to thrombin and other agonists with respect to that of fresh platelets. The inventive compositions are useful in applications such as wound care.

PRIOR EFFORT OF OTHERS

Several techniques for preservation of platelets have been developed over the past few decades. Cryopreservation of platelets using various agents, such as glycerol (Valeri et al., Blood, 43, 131-136, 1974) or dimethyl sulfoxide, "DMSO" (Bock et al., Transfusion, 35, 921-924, 1995), as the cryoprotectant has been done with some success. The best results have been obtained with DMSO. However, a considerable fraction of these cells are partly lysed after thawing and have the shape of a balloon. These balloon cells are not responsive to various agonists, so that overall responsiveness of frozen thawed platelets to various agonists is reduced to less than 35% compared with fresh platelets. The shelf life of cryopreserved DMSO platelets at -80.degree. C. is reported to be one year, but requires extensive washing and processing to remove cryoprotective agents, and even then the final product has a severe reduction in ability to form a clot.

Attempts to dry platelets by Lyophilization have been described with paraformaldehyde fixed platelets (Read et al., Proc. Natl. Acad Sci. USA, 92, 397-401, 1995). U.S. Pat. No. 5,902,608, issued May 11, 1999, inventors Read et al. describe and claim a surgical aid comprising a substrate on which fixed, dried blood platelets are carried. These dried blood platelets are fixed by contacting the platelets to a fixative such as formaldehyde, paraformaldehyde, gutaraldehyde, or permanganate. Proper functioning of lyophilized platelets that have been fixed by such fixative agents in hemostasis is questionable.

Spargo et al., U.S. Pat. No. 5,736,313, issued Apr. 7, 1998, has described a method in which platelets are loaded overnight with an agent, preferably glucose, and subsequently lyophilized. The platelets are preincubated in a preincubation buffer and then are loaded

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 5/18

JG

10/15/2016 United States Patent: 6821658

with carbohydrate, preferably glucose, having a concentration in the range of about 100 mM to about 1.5M. The incubation is taught to be conducted at about 10.degree. C. to about 37.degree. C., most preferably about 25.degree. C.

U.S. Pat. No. 5,827,741, Beattie et al., issued Oct. 27, 1998, discloses cryoprotectants for human platelets, such as dimethylsulfoxide and trehalose. The platelets may be suspended, for example, in a solution containing a cryoprotectant at a temperature of about 22.degree. C. and then cooled to below 15.degree. C. This incorporates some cryoprotectant into the cells.

Other workers have sought to load platelets with trehalose through use of electroporation before drying under vacuum. However, electroporation is very damaging to the cell membranes and is believed to activate the platelets. Activated platelets have dubious clinical value.

Accordingly, a need exists for the effective and efficient preservation of platelets such that they maintain, or preserve, their biological properties, particularly their response to platelet agonists such as thrombin, and which they release their growth factors. Further, it would also be useful to expand the types of present vehicles that are useful for wound care.

There have been many different substances and methods developed in the past for treating wounds, depending upon the type and location and severity of the wound. A wound is generally defined as an injury to an area of the body of a human or animal. Although injury to the surface of the skin is the most well known type of wound, the surfaces of internal organs may also be wounded, such as during surgery, rupture of the spleen or liver, or resulting from traumatic blows to the body surface in the vicinity of an internal organ.

Medical practice characterizes wounds as chronic or acute, according to the persistence and severity of the wound. A chronic wound is one that is prolonged or lingering, rather than promptly healed. An acute wound is one that occurs relatively quickly, and heals relatively quickly as well. Tissue wounds may have a wide spectrum of manifestations, as small as merely an abnormal microscopic tear or fissure in tissue (or a surface thereof), or as large as the abrasion or ablation of the skin covering a substantial portion of the body, such as in a burn victim. Acute wounds covering a large or movable surface are usually the most difficult to guard from infection, and to heal.

Blood and bodily fluids include various substances that affect wound healing. The blood is the primary medium for delivering healing agents to the wound site, and for transporting foreign or harmful substances away from the wound. Whole blood is primarily comprised of three main types of cells suspended in a protein rich solution known as plasma. The three main cell types in whole blood are erythrocytes (a.k.a. red blood cells), leukocytes (a.k.a. white blood cells) and thrombocytes (a.k.a. platelets). The red blood cells are the iron-containing cells that facilitate the transport and transfer of oxygen to body tissue, and the removal of carbon dioxide. The white blood cells perform a variety of functions such as phagocytosis of foreign bodies and production of antibodies, and are primarily responsible

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 6/18

10/15/2016 United States Patent: 8821856

for fighting infection and foreign substances within the blood or wound site. Platelets perform many functions such as plugging leaks in blood vessels and helping begin the process leading to the formation of a blood clot; platelets contain substances known as growth factors that facilitate the formation of new tissue.

Although there are several methods for separating whole blood into its various components, one of the most convenient and expeditious methods is accomplished by differentially centrifuging blood or some of its components (i.e., apheresis). Using apheresis, the red and white blood cells and plasma may be separated out and returned to the donor's or patient's body, leaving the sequestered platelets in essentially concentrated form for use in wound healing techniques. This may be preformed at a blood collection center, blood bank, at the Physicians Clinic or Hospital. From blood extracted from a patient or from the other forms of collection methods, the platelets may thus be obtained and activated for use on the patient; methods of using a patient's own blood are called "autologous" or "autogenic" donor methods. Another method using blood donated by one or more third parties for use by a patient are called "homologous" or "heterologous" donor methods, or collectively called "allogenic" methods.

One of the proteins suspended in plasma is fibrinogen, which reacts with substances released into (or attracted by) wound sites to produce sticky strands of fibrin. Such reactions result in the cross linking of the fibrin strands to form a mesh that holds and supports the deposit or growth of other tissue materials at the wound site. Therefore, the need for fresh plasma also known in the art "The Plasma Back Bone".

The wound healing process is generally considered to occur in several stages, generally known as the healing cascade. After tissue injury, platelets are among the first cells to appear in the vicinity of the wound. Activation of a platelet by an agonist such as thrombin, or other agonists such as those listed elsewhere herein, leads to the release of granule material from within the platelet. Such granulation activation results in the release of proteins known as growth factors, primarily concentrated in the alpha granules of platelets. These released growth factors stimulate the formation of new tissue; when applied to wounds, growth factors have been known to increase the rate of collagen laydown, vascular ingrowth, fibroblast proliferation and overall healing. The release of a protein known as platelet-derived growth factor (PDGF) is a chemotactic signal for monocytes, neutrophils and fibroblasts, which then move into the wound, to begin the inflammatory stage of the healing process. During this time, monocytes secrete a number of factors including PDGF and transforming growth factor-.beta.1 (also found in platelets), which recruits and activates fibroblasts, to begin the repair stage of the healing process. Subsequently, wound healing continues through the process of collagen remodeling within the wound. Thus the importance of the ability of the Lyophilized platelet rich plasma to release their growth factors.

Based upon the foregoing general scientific principles, already known in the field are wound sealants made from biological materials obtained primarily from tissue other than blood platelets. An example is wound sealants such as "fibrin glue", which often are essentially a mixture of co-coagulants (thrombin and calcium), concentrated fibrinogen and

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=g... 7/18

10/15/2016 United States Patent: 6821808

other coagulation proteins. In most applications, the primary roles of fibrin glue are to seal wound surfaces to prevent loss of blood and other body fluids after surgery, and to provide adhesion between adjacent tissue surfaces. These products form a hard, cast-like covering over the area to be sealed, and tend to be non-yielding to limb movement.

While there has been much research concerning fibrin glue, this material belongs to a separate field from the present invention, primarily because fibrin glues typically contain cryoprecipitated proteins without platelets. The use of fibrin glue is discussed extensively in the scientific literature; for example, see the references cited in U.S. Pat. No. 5,585,007 issued to Antanavich et al on Dec. 17, 1996.

Wound treatment compositions derived from platelet enriched concentrates are known and possess certain advantages over materials without platelets such as fibrin glue. One reason is that natural wound healing agents are released by the platelets. Further, the concentration of platelets likewise allows for a concentrated amount of wound healing factors. Representative examples of platelet derived wound treatment compositions are described for instance in Hood U.S. Pat. No. 5,733,545; Knighton U.S. Pat. No. 5,165,938; and Gordiner U.S. Pat. No. 5,599,558. This form of treatment has major problems, like time consuming and problems collecting blood sometimes with expensive machines and disposables.

Platelet concentrates are typically isolated by the process of differential centrifugation, which essentially allows separating the blood into at least three different components: packed erythrocytes (red blood cells), plasma and platelet concentrate. Platelet concentrate can be combined with a solution of either sodium or calcium mixed with thrombin ("calcified thrombin"), which instantaneously form a composition of activated platelets that, when made with the necessary viscosity, can be utilized as a wound sealant. The chemical reactions and cascades that normally occur when thrombin is added to the concentrated platelets are indeed complex. See, for instance, Reeder, et al, in Proceedings of the American Academy of Cardiovascular Perfusion, Vol. 14, January 1993. Such wound sealants typically set up into a hard mass covering the application site, thereby sealing the site against further blood loss and external contaminants.

There are a number of disadvantages associated with conventional wound compositions derived from platelet concentrates. For instance, activation of platelets leads to instantaneous hardening of the material and thus requires the physician to both activate and apply the platelet composition to the wound site within seconds of activation. Also, certain platelet compositions must be applied to the wound site on a daily basis and thus require regular blood withdrawal from the patient. This is time consuming and if more of the compositions is needed, then another needle stick is needed and the process time required to make the composition.

Accordingly, an improved Lyophilized platelet enriched plasma wound treatment composition which avoids or diminishes the problems associated with typical platelet enriched wound compositions and would be desirable.

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=g... 8/18

10/15/2015 United States Patent 6021650

SUMMARY OF THE INVENTION

In one aspect of the present invention, a dehydrated composition is provided comprising freeze-dried platelets and fresh plasma that are effectively to preserve biological properties during freeze drying and rehydration. These platelets are rehydratable so as to have a normal response to at least one agonist, such as thrombin. For example, substantially all freeze-dried platelets of the invention when rehydrated and mixed with thrombin (1 U/ml) form a clot within three minutes at 37.degree. C. The dehydrated composition can include one or more other agents, such as antibiotics, antifungals, growth factors, or the like, depending upon the desired therapeutic application.

The present invention relates to an improved Lyophilized platelet and plasma composition for wound treatment, a method of making and use thereof. The composition comprises Lyophilized platelets and plasma composition in liquid form to the wound site and will gel to prevent the material from flowing away from the site. Optional antibiotics may be included in the improved composition to prevent infections at the wound site. The presence of the anti-oxidant, including vitamins and non-vitamin anti-oxidants, and other healing promotion materials that do not detract from, substantially interfere with, or even destroy the different thrombin activation reactions. The inventive Lyophilized platelet gels containing fresh plasma is prepared for topical application at the wound site and avoid the requirement for daily reapplication.

Methods of making and using inventive embodiments are also described. One such method is a process of preparing a dehydrated composition comprising providing a source of platelets and fresh plasma and lyophilizing the platelets and plasma. The rehydration preferably done with de-ionized water.

While the inventive composition is preferably used for topical application to the exterior surface of the chronic wounds such as ulcers of the feet of diabetics, the composition may be applied to facilitate the healing of other wounds such as acute wounds such as surgery burns. However, the composition of matter and the methods described herein are not limited solely to topical application.

The inventive composition increases the amount of growth factors in the wound, and thereby facilitates the promotion of the healing rate. This may be especially important in "wounded" patients, especially those with chronic wounds who may lack sufficient circulation to facilitate the healing cascade. The invention described herein also facilitates the covering of the wound area with a substance that prevents or helps to reduce infection caused by most bacteria;

Practice of the invention permits the manipulation or modification of platelets and plasma while maintaining, or preserving, biological properties, such as a response to thrombin. The inventive freeze-dried platelets and plasma including the freeze-dried platelets, are substantially shelf stable at ambient temperatures when packaged in moisture barrier materials.

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=1&p=1&f=G&l=50&d=PTXT&S1=g... 9/18

JG

10/15/2016 United States Patent: 8821858

In most general terms, the invention described herein expands the uses for concentrated platelet materials, especially those in gel form, by improving the speed and convenience of making the composition; the invention described herein also improves the performance of the concentrated platelet composition, by making it more useable for applications over longer periods of time, and by enhancing the wound healing and infection fighting properties.

Another aspect of the present invention involves adding one or more antibiotic substance at one or more times during the processing period so that the resulting concentrated platelet and plasma composition contains either one or a variety of the antibiotics. The use of an antibiotic in concentrated platelet and plasma compositions that enhances the complex healing cascade is indeed novel. The invention disclosed herein involves adding such substances in a manner that does not detract from, substantially interfere with, or even destroy these different reactions, pH balances and potency.

Another aspect of the present invention involves adding one or more vitamins, to the concentrated platelet gel. Vitamins are known to have wound healing and anti-oxidant properties. Representative examples of suitable, but none limiting, vitamins include vitamin E, vitamin A, vitamin C and other retinoids.

In yet another aspect of the invention, non-vitamin anti-oxidants may be included in the concentrated platelet gel. Non-limiting representative examples of such anti-oxidants include beta-carotene.

DETAILED DESCRIPTION OF THE INVENTION

For the sake of simplicity and to give the claims of this patent application the broadest interpretation and construction possible, the following definitions will apply:

(a) The phrase blood collecting or blood extraction (or similar phrase) includes techniques, materials and apparatus known in the field, such as (for example) inclusion of anticoagulation materials, the use of blood drawing and infusion apparatus.

(b) the phrase growth factor means any material(s) promoting growth of a tissue.

(c) The term thrombin may include calcified thrombin, in particular, about 5,000 units of thrombin per 5 ml of 10% of aqueous calcium chloride solution; it may include calcified bovine thrombin as well as autologous thrombin, allogeneic thrombin or recombinant human thrombin.

(d) The term viscosity means those characteristics of the specified material(s) determining the degree of gelation, such as (for example) the firmness or hardness of the material, or the degree to which the material resists flowing like a fluid.

(e) The term therapeutically effective amount means the amount or amounts of the constituent elements or combination thereof necessary to enhance wound healing such

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 10/18

JG

10/15/2016 United States Patent: 8821858

as, for example, the reduction in the volume or surface area of a wound, the increase in the amount of granulation tissue or other biological material facilitating collagen laydown, vascular ingrowth, fibroblast proliferation or overall healing; all of the versions of the invention described herein are assumed to have the therapeutically effect amount(s) of constituent substances, or combinations thereof.

(f) the term anti-oxidant refers to any material(s) having anti-oxidant properties. Anti-oxidant would include, without limitation, vitamins such as vitamins C, A and E and non-vitamins such as -carotene.

Also for the sake of simplicity, the conjunctive "and" may also be taken to include the disjunctive "or", and vice versa, whenever necessary to give the claims of this patent application the broadest interpretation and construction possible. Likewise, when the plural form is used it may be taken to include the singular form and vice versa.

In most general terms, the invention includes a wound healant composition comprising activated growth factors and ascorbic acid. In the prevalent version of the invention, said growth factors are included within platelets. The body produces many substances generally known as growth factors, and these growth factors are contemplated for use in the present invention. The preferred growth factors for use in the present invention are selected from the group consisting of platelet-derived growth factor (PDGF), platelet-derived angiogenesis factor (PDAF), vascular endotheial growth factor (VEGF), platelet-derived epidermal growth factor (PDEGF), platelet factor 4 (PF-4), transforming growth factor .beta. (TGF-B), acidic fibroblast growth factor (FGF-A), basic fibroblast growth factor (FGF-B), transforming growth factor .alpha. (TGF-A), insulin-like growth factors 1 and 2 (IGF-1 and IGF-2), .beta. thromboglobulin-related proteins (BTG), thrombospondin (TSP), fibronectin, von Wallinbrand's factor (vWF), fibropeptide A, fibrinogen, albumin, plasminogen activator inhibitor 1 (PAI-1), osteonectin, regulated upon activation normal T cell expressed and presumably secreted (RANTES), gro-.alpha., vitronectin, fibrin D-dimer, factor V, antithrombin III, immunoglobulin-G (IgG), immunoglobulin-M (IgM), immunoglobulin-A (IgA), a2-macroglobulin, angiogenin, Fg-D, elastase, keratinocyte growth factor (KGF), epidermal growth factor (EGF), fibroblast growth factor (FGF), tumor necrosis factor (TNF), fibroblast growth factor (FGF) and interleukin-1 (IL-1), Keratinocyte Growth Factor-2 (KGF-2), and combinations thereof One of the important characteristics common to each substance, supporting the inclusion of each in this particular group, is that each such substance is known or believed to enhance cell or tissue growth. Moreover, said substances, or various combinations thereof, are known or believed to function together in an unexpected synergistic manner to promote wound healing. Suitable, non-limiting, anti-oxidants useful in the invention include but are not limited to vitamins such as vitamin C (ascorbic acid), vitamin E, vitamin A and other retinoids; and the carotenes such as .beta.-carotene. In practicing this invention, ascorbic acid as anti-oxidant is particularly preferred.

The platelets are separated from the red blood cells and white blood cells of whole blood, primarily through differential centrifugation, although any suitable method for separating platelets from whole blood may be employed in practicing this invention. The overall

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1= ... 11/18

10/15/2016 United States Patent: 6621858

composition of the invention disclosed herein may contain incidental amounts of white blood cells, due to the fact that the platelets are rarely totally isolated from the other blood components. It is believed that the present invention contains only minimal or trace amounts of white blood cells; it is believed that the white blood cell count of the present invention typically will be below about 3 times 10.sup.7 cell/ml. The bioactive material in the invention is almost exclusively from platelets. The range of the mean platelet volume of the platelets being sequestered is in the range of about 6.6 to 8.4 femtoliters, with an average of about 7.7 femtoliters; this may indicate that the platelets being sequestered are relatively larger or younger than the overall population of platelets.

Activation of growth factors may occur in a variety of manners, by a variety of substances known as activators or agonists. In the invention described herein, said activation results from lysine and the inclusion of an activator or agonist selected from the group consisting of thrombin, glass, collagen, serotonin, adenosine diphosphate (ADP) and acetylcholine (ACH), and combinations thereof. In a particular and preferred version of the invention, said growth factors are included within concentrated platelets, and said activation results from the inclusion of thrombin. One of the important characteristics common to each substance, supporting the inclusion of each in this particular group, is that each such substance is known or believed to enhance cell or tissue growth in addition to the ability to activate platelets. Moreover, said substances, or various combinations thereof, are known or believed to function together in an unexpected synergistic manner to promote wound healing.

The activator or agonist added to the platelet and plasma concentrate is in an amount sufficient to facilitate the formation of the coagulum (gel) having a predetermined viscosity while sufficiently activating growth factors present in the composition. In the preferred case where thrombin is employed as the activator to produce a final soft gel wound composition in a soft gel form, the amount of thrombin generally ranges between about 100 U and about 10,000 U, preferably about 900 U and about 1100 U, most preferably about 1000 U per 10 cc of platelet concentrate. Thrombin is available as Thrombogen..RTM.. thrombin, topical USP (bovine origin) in vials containing 5000 units thrombin (Johnson & Johnson Medical Inc., Arlington, Tex., USA).

Since the admixture of thrombin or other agonists will activate growth factors, the thrombin (or other agonists/activators) should usually be the last substance to be mixed immediately before it is desired that the gelatinous state be set up.

Besides a method of making a wound healant composition, the invention described herein may also include a method of treating a wound, comprising the steps of applying a sufficient amount of a composition of matter comprising growth factors to enhance healing of the wound. Said method of treating a wound may include the use of any of the compositions described herein; it may also include the use of any composition made by any of the methods described herein.

Once applied to a wound, the composition may remain on the wound for as long as 5 days, and perhaps longer depending upon the circumstances such as the location of the

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 12/16

36

10/15/2016 United States Patent: 6821858

wound and other wound characteristics. Although the composition and method described herein are especially useful for the treatment of chronic wounds, they may also be useful in the treatment of acute wounds.

EXAMPLE 1

Preparation of Lyophilized Platelet Rich Plasma for the Use in Wound Healing (Chronic or Acute) and Bone or Tissue Grafts.

(a) The First Method for Human Blood Components Obtained from a Blood Bank or Collection Center:

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.01 ul to 50 ml 6. Vials with stoppers and caps. Method: 1. Remove the platelets from the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Thaw the fresh frozen plasma ad insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 4. Gently rotate back and forth to cause the platelets and plasma to mix well. 5. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 6. Lyophilize at once (take care as to not allow any warming to occur). 7. The first cycle should be for 48 hours. 8. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of LPRP: a. Rehydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Place on the wound and cover with a moist gauze. e. Cover the wound with an exclusive dressing. f. Allow too stay in place for 4 to 7 days without changing the dressing. g. Repeat if necessary.

EXAMPLE 2

(a) The Second Method for Human Blood Components Obtained from a Blood Bank or Collection Center:

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.01 ul to 50 ml 6. Vials with stoppers and caps. 7. GHK-Cu ranging from 0.02 mg/ml to 0.5 mg/ml in liquid form Method: 1. Remove the platelets from

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=1&p=1&f=G&l=50&d=PTXT&S1=... 13/18

JG

10/15/2016 United States Patent: 6821856

the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Thaw the fresh frozen plasma ad insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 4. Add an amount of GHK-Cu to equal 1 ml per 9 ml of LPRP 5. Gently rotate back and forth to cause the platelets and plasma to mix well. 6. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 7. Lyophilize at once (take care as to not allow any warming to occur). 8. The first cycle should be for 48 hours. 9. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of LPRP: a. Re-hydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Place on the wound and cover with a moist gauze. e. Cover the wound with an exclusive dressing. f. Allow too stay in place for 4 to 7 days without changing the dressing. g. Repeat if necessary.

(b) The Third Method for Human Blood Components Obtained from a Blood Bank or Collection Center:

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.01 ul to 50 ml 6. Vials with stoppers and caps. 7. GHK-Cu ranging from 0.02 mg/ml to 0.5 mg/ml gauze Method: 1. Remove the platelets from the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Thaw the fresh frozen plasma ad insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 4. Gently rotate back and forth to cause the platelets and plasma to mix well. 5. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 6. Lyophilize at once (take care as to not allow any warming to occur). 7. The first cycle should be for 48 hours. 8. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of LPRP:

a. Re-hydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Place on the wound and cover with GHK-Cu gauze. e. Cover the wound with an exclusive dressing. f. Allow too stay in place for 4 to 7 days without changing the dressing. g. Repeat if necessary.

(c) The Forth Method for Human blood components obtained from a blood bank or

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1= ... 14/18

36

10/15/2016 United States Patent: 8821858

collection center:

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.1 ul to 50 ml 6. Vials with stoppers and caps. 7. Vitamin C is an amount equal to 10% Method: 1. Remove the platelets from the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Thaw the fresh frozen plasma ad insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 4. Add an amount of Vitamin C to equal 1 ml per 9 ml of LPRP 5. Gently rotate back and forth to cause the platelets and plasma to mix well. 6. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 7. Lyophilize at once (take care as to not allow any warming to occur). 8. The first cycle should be for 48 hours. 9. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of LPRP: a. Re-hydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Place on the wound and cover with a moist gauze. e. Cover the wound with an exclusive dressing. f. Allow too stay in place for 4 to 7 days without changing the dressing. g. Repeat if necessary.

(d) The Fifth Method for Human Blood Components Obtained from a Blood Bank or Collection Center:

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.01 ul to 50 ml 6. Vials with stoppers and caps. 7. Vitamin C is an amount equal to 10% Method: 1. Remove the platelets from the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Thaw the fresh frozen plasma ad insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 4. Gently rotate back and forth to cause the platelets and plasma to mix well. 5. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 6. Lyophilize at once (take care as to not allow any warming to occur). 7. The first cycle should be for 48 hours. 8. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 15/18

JG

10/15/2016 United States Patent: 8821858

Vials of LPRP: a. Re-hydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Add 1 ml of 10% Vitamin C, A.K.A. (Ascorbic Acid) e. Place on the wound and cover with a moist gauze. f. Cover the wound with an exclusive dressing. g. Allow too stay in place for 4 to 7 days without changing the dressing. h. Repeat if necessary.

(e) The Sixth Method for Human Blood Components Obtained from a Blood Bank or Collection Center:

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.01 ul to 50 ml 6. Vials with stoppers and caps. 7. Vitamin C is an amount equal to 10% 8. GHK-Cu ranging from 0.02 mg/ml to 0.5 mg/ml in liquid form Method: 1. Remove the platelets from the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Thaw the fresh frozen plasma ad insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 4. Add an amount of Vitamin C to equal 0.05 ml to 1 ml per 9 ml of LPRP 5. Add an amount of GHK-Cu to equal 0.05 ml to 1 ml per 9 ml of LPRP 6. Gently rotate back and forth to cause the platelets and plasma to mix well. 7. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 8. Lyophilize at once (take care as to not allow any warming to occur). 9. The first cycle should be for 48 hours. 10. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of LPRP: a. Re-hydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Place on the wound and cover with a moist gauze. e. Cover the wound with an exclusive dressing. f. Allow too stay in place for 4 to 7 days without changing the dressing. g. Repeat if necessary.

EXAMPLE 3

(a) The Sixth Method for Human or Animal, Obtained from Apheresis Either Autologous or Homologous:

The Components Needed:

1. Single donor platelets (obtained from apheresis) about 40 ml to 50 ml per bag. 2. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 3. 50 ml tubes. 4. Pipettes from 0.01 ul to 50 ml. 5. Vials with stoppers and caps. Method: 1. Remove the platelets from the bag of apheresis platelets. 2. Add fresh plasma into the platelets in an

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 16/18

JS

10/15/2016 United States Patent: 6871858

amount to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh platelet rich plasma does not stay thawed for more than 6 hours. 3. Gently rotate back and forth to cause the platelets and plasma to mix well. 4. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 5. Lyophilize at once (take care as to not allow any warming to occur). 6. The first cycle should be for 48 hours. 7. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of LPRP: a. Re-hydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. b. Remove the LPRP using a 20 ml syringe. c. Add 1 ml of Thrombin (bovine) 1000 u per milliliter d. Place on the wound and cover with a moist gauze. e. Cover the wound with an exclusive dressing. f. Allow too stay in place for 4 to 7 days without changing the dressing. g. Repeat if necessary.

EXAMPLE 4

(c) The Third Method for Human Blood Components Obtained from a Blood Bank and Activated Prior to Lyophilization with Thrombin (Bovine or Intrinsic):

The Components Needed:

1. Pooled or single donor platelets (containing at least 5.times.10 to the 9.sup.th platelets) about 40 ml to 50 ml per bag. 2. Pooled or single donor fresh frozen plasma (about 250 ml) per bag. 3. Centrifuge with the capabilities of spinning 50 ml tubes up to 5000 rpms. 4. 50 ml tubes. 5. Pipettes from 0.01 ul to 50 ml Vials with stoppers and caps. 6. Thrombin and Calcium Chloride or Glass Beads or Glass Wool. Method: 1. Remove the platelets from the bag and place in a 50 ml tube and centrifuge for 15-20 min. at 5000 rpms to form a platelet plug, which is known in the art. 2. Remove and discard the platelet poor plasma from the tube of platelets. 3. Remove 50% of the platelet plug and activate the plug with Thrombin or pass the platelets through either glass wool or glass beads and allow activated platelets to rest for about 15 min. then centrifuge for 15 min. and remove the serum with out the plug. Then pipette equal amounts of the serum into the vials in equal amounts. 4. Thaw the fresh frozen plasma and insert an amount into the platelet plug container as to cause a platelet count of between 250,000 to 4,500,000 platelets per milliliter. Being very careful that the fresh plasma does not stay thawed for more than 4 hours. 5. Gently rotate back and forth to cause the platelets and plasma to mix well. 6. Pipette the desired amount of PRP into the vials to be lyophilized and place the stoppers in place. 7. Lyophilize at once (take care as to not allow any warming to occur). 8. The first cycle should be for 48 hours. 9. The second cycle should be for 12 hours. For this example 10 ml of the PRP was Lyophilized and capped. To Apply to the Wound Using the 10 ml Vials of ALPRP: h. Rehydrate using (10 ml) de-ionized water and allow to stand for at least 10 to 15 minutes. i. Remove the LPRP using a 20 ml syringe. j. Place on the wound and cover with a moist gauze. k. Cover the wound with an exclusive dressing. l. Allow too stay in place for 4 to 7 days without changing the dressing. m. Repeat if necessary.

* * * * *

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1= 17/18

10/15/2016 United States Patent 8821858

Images

View Cart | Add to Cart

Hit List	Next List	Previous	Next	Top
Home	Quick	Advanced	Pat Num	Help

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=... 18/18

10/26/2016 Gmail - Fwd: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Ex...

Gmail

Fred Luke <luke.gmai@gmail.com>

Fwd: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Examination & Power of Attorney

1 message

James Gandy <gandyjames@aol.com> Wed, Oct 26, 2016 at 11:06 AM
To: luke.gmai@gmail.com

Sent from my iPhone

Begin forwarded message:

> **From:** Rebecca Ginn <rginn@grayreed.com>
> **Date:** October 25, 2016 at 10:35:07 AM CDT
> **To:** James Gandy <gandyjames@aol.com>
> **Cc:** Gray Reed IP Docketing <IP@grayreed.com>, "David G. Henry" <dhenry@grayreed.com>
> **Subject: RE: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Examination & Power of Attorney**
>
> **DEADLINE - November 6, 2016**
>
> Good morning Sir!
>
> I really hate to be such a thorn in your side but I am following-up again to make sure that your Power of Attorney is on its way. Please understand that your application WILL abandon without submission of an ORIGINAL Power of Attorney. We want to be sure that our agent in India receives it with enough time to timely submit.
>
> Please let me know if there is anything I can do to help.
>
> Bekah

JG

https://mail.google.com/mail/u/0/?ui=2&ik=f73e29... 1/6

10/26/2016 Gmail - Fwd: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Ex...

From: Gray Reed IP Docketing
Sent: Monday, October 24, 2016 11:15 AM
To: 'James Gandy' <gandyjames@aol.com>
Cc: Gray Reed IP Docketing <IP@grayreed.com>
Subject: RE: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Examination & Power of Attorney
Importance: High

Hello Mr. Gandy!

I just wanted to make sure that the India Power of Attorney is on its way to my attention. Is there anything I can do to help?

Bekah

From: James Gandy [mailto:gandyjames@aol.com]
Sent: Wednesday, October 19, 2016 10:44 AM
To: Gray Reed IP Docketing <IP@grayreed.com>
Subject: Re: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Examination & Power of Attorney

Working on it now.

Sent from my iPhone

On Oct 19, 2016, at 10:27 AM, Gray Reed IP Docketing <IP@grayreed.com> wrote:

> Good morning Sir!
>
> I hope you're feeling better today. As a follow up to yesterday's conversation regarding the attached POA for signature. I wanted to make sure that you understood that the Power must be signed by both you AND Jeri Gandi.

JG

https://mail.google.com/mail/u/0/?ui=2&ik=f73b29f3f8&view=pt&search=inbox&th=157d51274a24398simI=158022c128c9d006 2/6

10/26/2016 Gmail - Fwd: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Ex

Please let me know if there is anything I can do to help. Again, absent your Original POA to the India Patent Office, your application will abandon.

Thanks again,

Bekah

Rebecca Ginn
Paralegal / Legal Assistant
on behalf of the IP Department

Gray Reed & McGraw
1300 Post Oak Blvd. Suite 2000
Houston, TX 77056
Tel 713.730.5114 | Fax 713.730.5919
rginn@grayreed.com | www.grayreed.com

CONFIDENTIALITY NOTICE: This electronic transmission and any attachments constitute confidential information which is intended only for the named recipient(s) and may be legally privileged. If you have received this communication in error, please contact the sender immediately. Any disclosure, copying, distribution or the taking of any action concerning the contents of this communication by anyone other than the named recipient(s) is strictly prohibited.

From: James Gandy [mailto:gandyjames@aol.com]
Sent: Tuesday, October 18, 2016 12:12 PM
To: Rebecca Ginn <rginn@grayreed.com>
Cc: Gray Reed IP Docketing <IP@grayreed.com>
Subject: Re: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Examination & Power of Attorney

I have virus and I can't get out today...I'll get it fedex tomorrow.

Sent from my iPhone

On Oct 18, 2016, at 12:09 PM, Rebecca Ginn <rginn@grayreed.com> wrote:

https://mail.google.com/mail/u/0/?ui=2&ik=f73b29f3f8&view=pt&search=inbox&th=157fd51274b24398&siml=158022c128c9d006 3/6

10/26/2016 Gmail - Fwd: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Ex...

Tel 713.730.5114 | Fax 713.730.5919
rginn@grayreed.com | www.grayreed.com

CONFIDENTIALITY NOTICE: This electronic transmission and any attachments constitute confidential information which is intended only for the named recipient(s) and may be legally privileged. If you have received this communication in error, please contact the sender immediately. Any disclosure, copying, distribution or the taking of any action concerning the contents of this communication by anyone other than the named recipient(s) is strictly prohibited.

From: Gray Reed IP Docketing
Sent: Tuesday, October 18, 2016 10:57 AM
To: 'gandyjames@aol.com' <gandyjames@aol.com>
Cc: Gray Reed IP Docketing <IP@grayreed.com>
Subject: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Examination & Power of Attorney
Importance: High

Dear Mr. Gandy,

Instructions to our agent to Request Examination along with submission of an Executed Power of Attorney are NOW DUE in the Indian Patent Office.

Please sign the attached Power of Attorney and return to my attention as soon as possible. Please note that failure to timely submit a properly executed Power of Attorney will result in the abandonment of your application in India. **The deadline to file is November 6, 2016**. Of course, due to time differences, it is best to submit to our agent well in advance of this non-extendable deadline.

I do not believe that the Indian Patent Office requires originals, but I have submitted an email to our associates to confirm. In the meantime, please forward a scanned copy via reply email.

JG

https://mail.google.com/mail/u/0/?ui=2&ik=f73b29f3f8&view=pt&search=inbox&th=157fd51274fa2439&siml=158022c12fbc9d006 5/5

10/26/2016 Gmail - Fwd: **URGENT REQUEST** | Indian Patent Application No. 4334/DELNP/2015 (PCT/IB2013/002964) | Our Ref 013686.04IN | Request for Ex...

Thank you in advance for your valuable time and assistance in this urgent matter.

Kindest regards,

Bekah

<PoA.PDF>

<PoA.PDF>

https://mail.google.com/mail/u/0/?ui=2&ik=f73b29f388&view=pt&search=inbox&th=1571d51274fa24398&siml=158022c128c9d006

6/6

EXHIBIT “B”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

ASSUMED LIABILITIES

(NONE)

EXHIBIT “C”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

INITIAL PROMISSORY NOTE

(NONE)

EXHIBIT “D”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

SECOND PROMISSORY NOTE

(NONE)

EXHIBIT “E”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

GANDTEX BUSINESS PLAN

Duplitrans

THE FUTURE OF TRANSPLANTS

July 2016

Wound Care Treatment | Organ Transplants | Endless Potential for Cures

JG

Safe Harbor

Duplitrans

The following discussion, in addition to the other information contained in this presentation, should be considered carefully in evaluating our prospects. This presentation (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this presentation. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this presentation reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this presentation. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this presentation. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this presentation.

This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities of the Company nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

2

Investment Highlights

Duplitrans

- Novel, patented technique with the potential to disrupt the current transplantation market
- Massive need and market for organ transplants with over 123K

[redacted]

Company Overview

Duplitrans 19

Duplitrans is a biomedical company focused on advancing human organ transplant technology and medical research.

In 2013, Chief Medical Researcher James Gandy's research led to the **Gandy Technique**, a breakthrough that could lead to a potentially endless supply of organs and tissue for use by eliminating the need for an organ or tissue match and the necessity for anti-rejection drugs.

Duplitran's mission is to change the face of transplantation as we know it today.

Cytokines & Growth Factors
Medical Research
Decellularization
Recelluarization

Market Overview

Duplitrans

- There are over 123,230 people waiting for an organ in the U.S with a new patient added every 10 minutes
- 18 people die each day waiting for transplants that can't take place because of the shortage of donated organs
- The need for organ transplants continues to exceed the supply of organs
- In 2015, 30,973 people received organ transplants
- Donor organs are matched to waiting recipients by a national computer registry called the National Organ Procurement and Transplantation Network (OPTN)
- Currently more than 120 million people in the U.S. are signed up to be an organ donor

*Facts and statistics cited by the U.S. Department of Health & Human Services Organ Procurement and Transplantation Network (OPTN), the Scientific Registry of Transplant Recipients (SRTR) Annual Report, and www.organdonor.gov.

Organ Donation by Type

Percentage breakdown of the 30,973 transplants performed in the U.S. in 2015:

Kidney 58%
Liver 23%
Heart 9%
Lung 7%
Kidney-pancreas 2%
Other 1%

Donation Breakdown by Year

6

The Gandy Technique

Duplitrans

- Duplitrans Chief Medical Researcher, James Gandy, has dedicated the last 15 years of his career toward advancing his research
- The result has been multiple breakthroughs in cytokine research and transplant techniques
- **The Gandy Technique** was created to address the issues of organ compatibility and the need for anti-rejection drugs in the donor
- 1st surgery – 3 years ago
- 4 surgeries in total (2-3 animals per surgery)

7

The Gandy Technique

Duplitrans

Remove kidney from donor
Decellularization per routine procedures
Cell culture process
Recellularizing process
Implant into donor

Follows decellularization processes commonly used for current transplants

With stem cells and cytokines harvested from bone marrow of the intended recipient – **novel cytokines**

Novel, Patented Technique

- A particular state or kind of cytokines are used in the process as well as novel temperature and pressure factors (under vacuum) methods
- As a result of the vacuum process, the cytokines are separated or released from the platelets in the growth factor starting material into the plasma, leaving the platelets intact. The negative pressure created by the vacuum pulls the growth factors out of the platelets and into the plasma. The separated growth factors are mixed with a medium that is not destructive to the growth factors in a bioactive state to promote tissue growth (recellularization of a to-be-implanted organ).

8

Pathway to Commercialization

Duplitrans

Duplitrans does not need to go through market approval via the FDA due to the nature of its technique

Will use Institutional Review Boards (IRB) to get to human trials – targeting the end of 2016 and contingent upon financing the remaining 2-3 surgeries on animals

Expected Time to Market	
12 Months	Bull Case
24 Months	Mid Case
36 Months	Bear Case

- IRB is institutionally based – each hospital has its own IRB that is independent to the hospital , not state or federal regulated. 100% based on institutional regulations.
- IRB approval required. Must have protocol reproducibility in animal setting; have to prove some level of efficacy – has to be better than the current therapy.
- Required, prior to clinical trials, to prove that the treatment is consistent, scalable, and non-toxic.
- 10 successful consecutive trials in animals with reproducible results will get to human trials.

Duplitrans can pick and choose IRB's to work with, allowing for a faster path to distribution and monetization

9

Intellectual Property & Patents

Duplitrans

19

- **3 patents granted**
- **Existing transplant patent** – filing CIP (claims in progress); will have a fully issued patent with a 17-year window that starts art conclusion of CIP
- **Filing with the FDA** to become licensed for a 14-year window of exclusivity for process and/or therapy

10

Business Model

Duplitrans

Kidney	
Duplitrans Cost to Produce Per Kidney	Target Sales Price
~$10,000	$68,000

- The National Organ Transplant Act (Public Law 98-507) makes it illegal to sell human organs and tissues in the United States
- The annual contract to manage transplants is bidded out to multiple contractors by the Organ Procurement Organization (OPO) and is valued at over $1 Billion per year
- The OPO has offices in all 50 states and are owned by transplant surgeons that serve as gatekeepers to selling all organs to surgeons
- Duplitrans will target OPOs who will start purchasing after the first successful US human surgery
- Duplitrans will be a supplier only
- Not capital intensive – low to zero liability

11

Duplitrans

Projected Operating Summary

	2017	2018	2019
Net Sales	$204,000,000	$265,200,000	$344,760,000
Costs of Goods Sold	$30,000,000	$39,000,000	$50,700,000
Gross Profit	$174,000,000	$226,200,000	$294,060,000
G&A	$2,000,000	$4,000,000	$8,000,000
Operating Net Income	$172,000,000	$222,200,000	$286,060,000

Assumptions:

3000 organs sold in year one with a 30% increase in sales each year thereafter

Cost to produce an organ is $ 10,000 per organ

12

EXHIBIT “F”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

GANDTEX SUBSIDIARIES

(NONE)

EXHIBIT “G”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

FINANCIAL STATEMENTS

(NONE)

EXHIBIT “H”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

GANDTEX CONTRACT AND AGREEMENTS

Nov 26 2013 11:31 DGHENRY 8665931933 page 1

1

EQUITY IN LIEU OF FEES AGREEMENT AND ASSIGNMENT OF INTEREST IN PROSPECIVE REVENUES

THIS AGREEMENT IS SUBJECT TO ARBITRATION

THIS AGREEMENT (the "Agreement"), effective as of January 1, 2013, is by and among Duplitrans, LLC (a Texas LLC) and its manager, James B. Gandy of Monroe, Louisiana ("Duplitrans") (hereinafter referred to as the "Client") and Looper, Reed & McGraw, P.C. (hereinafter referred to as the "Attorney" or "Firm") (Client and Firm may be collectively referred to hereinafter as the "Parties" or individually as a "Party"). The Parties agree as follows:

1. Representation. The Client hereby retains and employs the Firm to represent the Client in pursuit of any and all patent rights, licensing rights, claims and causes of action specific to the Client and related to the methods and end products of the invention of James B. Gandy and/or Jeri J. Gandy and pertaining to organ transplant methods, processes and end-products. Duplitrans lacks, and at all times relevant to this agreement, has lacked funds to pay for legal work (including patent-related work), and desires to, instead, assign to Firm a **five percent (5%)** interest in ownership interest in Duplitrans (the "Assigned Interest"). The Firm's Assigned Interst shall be non-dilutable. In other words, the Firm's ownership interests (shares, units, or the like) shall be adjusted as needed to retain its percentage interest, and Duplitrans and its officers, directors, managers and stakeholders, to the extent bound by this Agreement, agree to cooperate in effecting the intent of this provision.

2. Firm's Obligations. Firm's obligations are to pursue patent protection the United States, and such other jurisdictions or forums as mutually agreed, with diligence and to comply with all professional obligations and standards applicable (the "Firm's Obligations"). The Firm agrees to keep the Client reasonably informed as to all material developments in the prosecution of the patent rights. It is in the joint interest of Firm and Client to prosecute the patent rights for the maximum benefit, and the Firm will take such action(s) as are necessary and prudent to further that joint interest. Client understands that obtaining patent protection involves, and is dependant on circumstances beyond the control of the Firm, including the state of, and changes in the law, the content of the prior art, commercial success in the marketplace, activities of, and positions taken by business associates and counterparts, and even personalities and subjective judgment of potentially involved patent examiners, judges, and jurors, and that Firm cannot guarantee any particular outcome of its efforts. Firm represents that it will apply it professional judgment in all reasonable manner to achieve patent protection commensurate with applicable circumstances, and client accepts such as fully satisfying the Firm's and its lawyer's performance hereunder, whether performed prior or subsequent to execution of this Agreement.

Duplitrans / Looper, Reed & McGraw PC

1

JG

Nov 26 2013 11:31 DGHENRY 8665931933 page 2

3. Firm Interests.

(a) Equity. Client hereby transfers, assigns, conveys, and agrees to pay to the Firm a five percent (5%) interest in Duplitrans, LLC. Client and Firm mutually agree to execute such other and further document(s) or instrument(s) as are necessary to effect this transfer.

(b) Patent Ownership. Client represents and warrants that it has received assignment of all patent rights pertaining to all Gandy inventions. Exercisable upon failure of any prior assignment, upon any subsequent assignment, by operation of law, or otherwise, such that any patent right(s) related in any way to U.S. Provisional Patent Application No. 61723691 (including any non-provisional counterparts, PCT applications claiming priority, national stage applications relating to, continuation, continuation-in-part, or divisional application(s) and patent(s) – "Patent-Related Rights") reside other than in Duplitrans, the Firm shall have an **option**, exercisable by written notice to James Gandy, Jeri Gandy and/or Duplitrants, or its/their successors, assigns, or heirs, to acquire a five percent (5%) ownership interest in any such Patent-Related Rights, as well as the right to receive five percent (5%) of all gross revenues realized by any party holding any Patent-Related Rights, whether by licensing, litigation, or othehrwise. The contingency interests of the Firm shall be in the percentages described herein of all monetary or non-monetary recovery concerning the Patent-Related Claims, and Client hereby agrees to pay the Firm an amount equal to said percentage of any revenue, recovery or other remuneration. If all or any portion of the recovery is collected in the form of freely traded stock in any entity or other non-monetary property, the Firm shall be assigned, in addition to its share of the value of other cash or assets received in the recovery, a percentage of the shares or other property equal to the contingent fee interest. Both parties agree to execute such other and further agreements, documents, or instruments as are necessary to bring effect to intent of the parties expressed in this provision, and to secure the Parties' respective interests.

5. Financing of Costs and Expenses. Client shall pay (or, if advanced by the Firm) reimburse all out-of-pocket expenses (filing fees, foreign associate charges, translation charges, and the like).

6. Cooperation of the Client. The Client shall keep the Firm advised of the manner for communicating at all times with Client, pending a final resolution of the patent case(s), and shall appear, and shall cause its officers, directors, agents, employees and shareholders to appear, as needed and upon reasonable notice, at any and all proceedings, meetings, hearings, trials, and the like pertaining to the Firm's work pursuant hereto, and shall comply with all reasonable requests of the Firm in connection with the preparation and presentation of the Claims.

7. **Arbitration. Any controversy or claim (whether such claim arises in contract, tort, or otherwise) arising out of or relating to this Agreement, or the breach thereof, or the**

Duplitrans / Looper, Reed & McGraw PC

-2-

JH JB

Nov 26 2013 11:31 DGHENRY 8665931933 page 3

attorney-client relationship of the Parties, or the commercial or economic relationship of the Parties hereto, shall be settled by arbitration in accordance with the rules and procedures of the American Arbitration Association ("AAA"). The arbitration shall be decided by one (1) arbitrator appointed by AAA. The place of arbitration shall be in Houston. A judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitration shall be governed by the substantive and procedural laws of the State of Texas. The controversies and claims subject to arbitration shall include, but not be limited to, any controversy or claim by and between the Parties and/or any of their attorneys, employees, or agents in connection with the engagement contemplated by this Agreement.

8. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, trustees, administrators, legal representatives, successors and assigns.

9. Legal Construction. In case any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision did not exist.

10. Prior Agreements Superseded/Written Amendments. This Agreement constitutes the only agreement of the Parties and supersedes any prior or contemporaneous understandings or agreements, written or oral, between the Parties regarding the subject matter hereof, which shall be void and have no force or effect. The Client hereby acknowledges that neither the Firm nor any agent or representative thereof has made any representation or warranty to the Client concerning the merits or likelihood of success in prosecuting the Claims.

11. Waiver or Modification. Any waiver or modification of the terms, provisions, covenants, or conditions hereof shall be made only by a written instrument executed and delivered by the Party waiving compliance or asserting modification. No waiver by any Party of any condition, or the breach of any term, provision or covenant contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or the breach of any other term, provision, or covenant.

12. Counterparts. This Agreement may be signed in multiple counterparts. Each counterpart, when executed by both the Firm or the Client and delivered in electronic or hard copy shall form a binding obligation on the Parties so executing the same without regard to whether all Parties have executed this Agreement, provided such execution promptly follows.

This Agreement is executed and entered into effective as of the day and year written above.

Duplitrans / Looper, Reed & McGraw PC

3

Nov 26 2013 11:31 DGHENRY 8665931933 page 4

*** SIGNATURE BLOCKS APPEAR ON NEXT PAGE ***

Duplitrans / Looper, Reed & McGraw PC

-4-

Nov 26 2013 11:31 DGHENRY 8665931933 page 5

AGREED AND ACCEPTED:

James Bennie Gandy
Individually and as Manager of Duplitrans, LLC

Date: 10/29/2013

By: [signature]

Printed Name: JAMES BENNIE GANDY

Address: 226 Kinoli Rd
West Monroe, LA 71291

Email:

LOOPER, REED & MCGRAW, P.C.

By: [signature]
David G. Henry, Sr.

Date: 10/29/13

Address: 1300 Post Oak Blvd
Houston, Texas 77056

Email: dhenry@lrmlaw.com

Duplitrans / Looper, Reed & McGraw PC

5

10/15/2016 United States Patent: 9439949

USPTO PATENT FULL-TEXT AND IMAGE DATABASE

Home | Quick | Advanced | Pat Num | Help

Hit List | Next List | Next | Bottom

View Cart | Add to Cart

Images

(1 of 123)

United States Patent **9,439,949**

Gandy, et al. **September 13, 2016**

Decellularization and recellularization of donor tissues for minimized or obviated rejection reactions

Abstract

The method of tissue transplantation involving recellularizing of a donor organ with the utilization of the recipient's cytokines collected from the recipient's blood plasma at less than systemic pressure, and at the temperature greater than freezing and less than normal systemic temperature of the recipient's blood. Specifically, a method of harvesting a platelet-derived growth factors from platelet rich plasma (PRP), the growth factors having increased weight.

Inventors: ***Gandy***; **James Bennie** (West Monroe, LA), ***Gandy***; **Jeri** (West Monroe, LA)

Applicant:

Name	City	State	Country	Type
Gandy; James Bennie	West Monroe	LA	US	
Gandy; Jeri	West Monroe	LA	US	

Assignee: **Gray Reed & McGraw, P.C.** (Houston, TX)

Family ID: **51062517**

Appl. No.: **14/073,729**

Filed: **November 6, 2013**

Prior Publication Data

Document Identifier	Publication Date
US 20140377226 A1	Dec 25, 2014

Related U.S. Patent Documents

file:///F:/SMFI%20-%20Gandy%20United%20States%20Patent_%209439949-1.html 1/8

10/15/2016 United States Patent: 8821858

USPTO PATENT FULL-TEXT AND IMAGE DATABASE

Home | Quick | Advanced | Pat Num | Help

Hit List | Next List | Previous | Next | Bottom

View Cart | Add to Cart

Images

(14 of 123)

United States Patent **8,821,858**
Gandy , et al. **September 2, 2014**

Lyophilized platelet rich plasma for the use in wound healing (chronic or acute) and bone or tissue grafts or repair

Abstract

This invention relates to an improved Lyophilized platelet rich plasma used to make a platelet gel wound healant, and methods of preparation and use thereof for healing wounds are disclosed. The improved wound healant comprises therapeutically effective amounts of activated growth factors, platelet ghost, plasma (know as the plasma back bone), white blood cells with optional none, one or more additional anti-oxidant such as vitamin A and/or C and/or E, and/or none one or more antibiotics and/or GHK-Cu (produced by ProCyte Inc.)

Inventors: ***Gandy***; **James Bennie** (Calhoun, LA), **Walker, Jr.; Mackie J.** (Aiken, SC)

Applicant:

Name	City	State	Country	Type
Gandy; James Bennie	Calhoun	LA	US	
Walker, Jr.; Mackie J.	Aiken	SC	US	

Assignee: **GW IP, LLC** (Shreveport, LA)

Family ID: **39733191**
Appl. No.: **12/079,356**
Filed: **March 26, 2008**

Prior Publication Data

Document Identifier	Publication Date
US 20080213238 A1	Sep 4, 2008

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=14&p=1&f=G&l=50&d=PTXT&S1=g... 1/18

10/15/2016 United States Patent: 8734854

USPTO PATENT FULL-TEXT AND IMAGE DATABASE

Home | Quick | Advanced | Pat Num | Help

Hit List | Next List | Previous | Next | Bottom

View Cart | Add to Cart

Images

(15 of 123)

United States Patent 8,734,854
Gandy, et al. May 27, 2014

Process for removing growth factors from platelets

Abstract

A sub-atmospheric, negative pressure is applied to a growth factor starting material, such as whole blood, to release growth factors and plasma in a non-destructive medium. The released growth factors having a weight of about 70-76 kDaltons are applied in either a filtered or unfiltered state to a wound to promote healing of the wound. The released growth factors are applied topically to the area of a surface wound to effect healing. The released growth factors are also injected into soft tissue, such as a torn tendon, to promote tissue growth and healing. The growth factors are released in one method from a patient's own blood. In another method the growth factors are released from a whole blood source and freeze dried by conventional lyophilization. Then at a later date, the freeze dried product is reconstituted by normal saline for treatment of a patient's wound or for use in a surgical procedure.

Inventors: *Gandy*; **James B.** (Calhoun, LA), **Brandt; Robert J.** (Ft. Myers, FL), **Brandt; Ryan N.** (Cape Coral, FL), **Galen; Clark** (Osprey, FL), **Greco; Joseph F.** (Sarasota, FL), **Kiwczak; John** (Sarasota, FL)

Applicant:

Name	City	State	Country	Type
Gandy; James B.	Calhoun	LA	US	
Brandt; Robert J.	Ft. Myers	FL	US	
Brandt; Ryan N.	Cape Coral	FL	US	
Galen; Clark	Osprey	FL	US	
Greco; Joseph F.	Sarasota	FL	US	
Kiwczak; John	Sarasota	FL	US	

Assignee: **Orogen Biosciences Inc.** (N/A)

Family ID: **43302142**
Appl. No.: **12/459,911**

http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=15&p=1&f=G&l=50&d=PTXT&S1=g... 1/13

EXHIBIT “I”

TO ASSET PURCHASE AGREEMENT

BETWEEN SMOOFI, INC. AND

GANDTEX

GANDTEX LITIGATION

(NONE)